UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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 ☐ Filed by a party other than the registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
JACK IN THE BOX INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

January 29, 2024
Dear Fellow Shareholder:
We invite you to attend the Jack in the Box Inc. 2024 Annual Meeting of Shareholders. The meeting will be held on Friday, March 1, 2024, at 8:30 a.m. Pacific Standard Time. The Annual Meeting will be a completely “virtual meeting” of shareholders. You will be able to attend the annual meeting as well as vote and submit your questions during the live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/JACK2024 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.
In the following pages, you will find the Notice of Annual Meeting of Shareholders as well as a Proxy Statement describing the business to be conducted at the meeting. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended October 1, 2023, for your information.
To assure that your shares are represented at the meeting, please mark your choices on the enclosed proxy card, sign and date the card, and return it promptly in the postage-paid envelope provided. We also offer shareholders the opportunity to vote their shares over the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about voting. If you hold your shares through an account with a broker, bank, or other financial institution, please follow the instructions you receive from them to vote your shares. If you are able to attend the virtual meeting and wish to vote your shares then, you may do so at any time before the proxy is voted at the meeting.
Thank you for your continued support of Jack in the Box.
Sincerely,

Darin S. Harris
Chief Executive Officer
Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on March 1, 2024
The Jack in the Box Inc. Proxy Statement and Annual Report on Form 10-K for the
fiscal year ended October 1, 2023, are available electronically at
http://investors.jackinthebox.com

JACK IN THE BOX INC.
9357 Spectrum Center Blvd
San Diego, California 92123

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 1, 2024
The 2024 Annual Meeting of Shareholders of Jack in the Box Inc. will be held on Friday, March 1, 2024, at 8:30 a.m. Pacific Standard Time. The Annual Meeting will be a completely “virtual meeting” of shareholders. You will be able to attend the Annual Meeting, and vote during the Annual Meeting via live webcast by visiting http://www.virtualshareholdermeeting.com/JACK2024. The Annual Meeting will be held for the following purposes:
1.	To elect the nine directors specified in this Proxy Statement to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified;
2.	To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 29, 2024;
3.	To provide an advisory vote regarding the compensation of our named executive officers (“Say on Pay”) for the fiscal year ended October 1, 2023, as set forth in the Proxy Statement;
4.	To vote on a shareholder proposal requesting greenhouse gas (“GHG”) emissions disclosures; and
5.	To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.
These matters are more fully described in the attached Proxy Statement, which is made a part of this notice.
Our Board of Directors recommends a vote “FOR” proposals 1 through 3 and a vote “AGAINST” proposal 4. You are entitled to vote at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) only if you were a Jack in the Box Inc. shareholder as of the close of business on January 5, 2024, the record date for the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose relating to the Annual Meeting, at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at our principal offices located at 9357 Spectrum Center Blvd, San Diego, California 92123.
Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number, over the Internet, or by signing, dating, and returning the enclosed proxy card as promptly as possible in the envelope provided.
San Diego, California
January 29, 2024
By order of the Board of Directors,

Sarah L. Super
Senior Vice President, Chief Legal & Risk Officer and Corporate Secretary

PROXY SUMMARY

PROXY SUMMARY
This is a summary only and does not contain all of the information that you should consider in connection with this Proxy Statement. Please read the entire Proxy Statement carefully before voting.
Annual Meeting of Shareholders
• Time and Date	8:30 a.m. P.S.T., March 1, 2024
• Place	Live webcast at http://www.virtualshareholdermeeting.com/JACK2024
• Record date	January 5, 2024
• Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals
Voting Matters
Shareholders are being asked to vote on the following matters:
Items of Business		Our Board’s Recommendation
1.	Election of Directors (page 15)	FOR all Nominees
2.	Ratification of KPMG LLP as Independent Registered Public Accountants for FY2024 (page 33)	FOR
3.	Advisory Vote to Approve Executive Compensation (page 34)	FOR
4.	Shareholder Proposal Regarding Greenhouse Gas (“GHG”) Emissions Disclosures (page 73)	AGAINST
Shareholders also will transact any other business that may properly come before the meeting.
How to Vote
You are entitled to vote at the 2024 Annual Meeting of Shareholders if you were a shareholder of record at the close of business on January 5, 2024, the record date for the meeting. On the record date, there were approximately 19,557,099 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. For more details on voting and the Annual Meeting logistics, refer to the “Questions and Answers” section of this Proxy Statement.
2 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

PROXY SUMMARY

Corporate Governance Highlights
Jack in the Box Inc. (“Jack in the Box” or the “Company”) is committed to good corporate governance, which we believe promotes the long-term interests of shareholders and strengthens Board and Management accountability. We believe good governance also fosters trust in the Company by all our stakeholders, including our guests, employees, franchisees, suppliers and the communities we serve. The “Corporate Governance” section of this Proxy Statement describes our governance framework, which includes the following features:
•	Annual election of directors with majority voting
•	Nine of our ten current directors are independent
•	Independent Non-Executive Chairman of the Board
•	Regular executive sessions of independent directors
•	Annual evaluation of CEO and Non-Executive Chairman by independent directors
•	Policy restricting directors to service on no more than three other public company boards
•	No supermajority standards — shareholders may amend bylaws or charter by majority vote
•	Shareholder right to act by written consent
•	CEO and other members of Management regularly meet with the investment community, and the Board is informed of feedback through Investor Relations updates at each Board meeting
•	Annual assessment of Board leadership structure
•	Annual Board, committee, and individual director evaluations
•
Policy requiring long-tenured directors (more than 12 years on the Board) to submit voluntary offer to resign and be reviewed by Nominating & Governance Committee with respect to continued effectiveness

•	Risk oversight by full Board and designated committees
•	No poison pill in place
•	Prohibition of hedging, pledging and short sales by Section 16 officers and by Company directors
•	Formal ethics Code of Conduct, ethics hotline, and ethics training and communications to all employees to reinforce a culture of integrity
•	NASDAQ compliant clawback policy
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 3

PROXY SUMMARY

Fiscal 2023 Review
Summary
Fiscal 2023 was a year where Jack in the Box met the challenge of an uncertain operating environment for the restaurant industry and continued to implement its strategy supported by the energy and passion of our restaurant operators, franchisees, and team members across both the Jack in the Box and Del Taco brands.
The fundamental strength and momentum of our two challenger brands has us ready to take the next steps toward becoming a growth-oriented company as we enter 2024.
The excitement around our future primarily relates to four key areas where we continue to manage through the external environment and deliver impressive results:
•	First, the reliability and consistency of our top-line sales performance, supported by innovation and the execution of a sophisticated and dynamic marketing plan.
•	Second, our growth strategies are beginning to take shape, highlighted by positive net unit growth and two high-performing new market openings in 2023.
•	Third, we have now reached 12% digital sales for both brands, as we continue to become a formidable digital and e-commerce competitor within the restaurant industry.
•
And lastly, 2023 was a big year of progress related to Jack in the Box operations and margins, with significant improvement on key metrics including speed of service and a 4.5% improvement in restaurant level margin vs. 2022.

Thank you for your interest and support of Jack in the Box, and we look forward to another landmark year of meaningful progress against our strategy in 2024.
Returns to Shareholders
In fiscal 2023, the Company returned approximately $90 million to shareholders through stock buybacks, as well as another $36 million in dividends. The Company continues to offer a viable long-term opportunity for shareholders seeking a value-oriented stock with a growth-focused strategy in place.
Financial and Operational Results (FY 2023)
•	Systemwide sales increased 7.5% year-over-year for Jack in the Box and 1.8% for Del Taco.
•	System same-store sales(1) increased 7.3% year-over-year for Jack in the Box, marking the thirteenth consecutive year of same-store sales growth, and increased 1.7% for Del Taco(2).
•	Total revenues increased by $224.2 million, or 15.3%, year-over-year.
•	Net earnings increased to $130.8 million, and diluted earnings per share (“EPS”) increased to $6.30.
•	Restaurant level margin(3) increased to 20.9% for Jack in the Box and decreased to 16.5% for Del Taco.
•	Franchise level margin(3) increased to 41.9% for Jack in the Box and decreased to 36.3% for Del Taco.
(1)
System same-store sales represents changes in sales at company and franchise restaurants open for more than one year. Franchise sales represent sales at franchise restaurants and are revenues of our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and percentage rent revenues are calculated based on a percentage of franchise sales. We believe system same-store sales information is useful to investors as it has a direct effect on the Company’s profitability.

(2)
Del Taco same-store sales on a two-year basis and all prior year comparisons are pro forma and based on the time period of Jack in the Box’s full two-year fiscal calendar. We believe Del Taco’s information on this time period is useful to investors as they have a direct effect on the company’s profitability.

(3)
Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See “Appendix A - Reconciliation of Non-GAAP Measurements to GAAP Results.”

4 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

PROXY SUMMARY

•	Adjusted EBITDA(4) increased year-over-year to $339.2 million.
•
Net units increased for both brands. Jack in the Box increased by 5 units year-over-year with 15 closures and 20 restaurant openings during the year. For Del Taco, net units increased by 1 unit year-over-year with 13 closures and 14 restaurant openings during the year.

Board Nominees (Proposal 1)
We understand the importance of having a Board comprised of talented people with the highest integrity and the necessary skills and qualifications to oversee our business. The following table provides summary information about our director nominees (all current Directors), who have a diverse and balanced skill set including extensive financial, technology, marketing, consumer brand, franchise, restaurant, and retail experience. We encourage you to review the qualifications, skills, and experience of each of our directors on pages 16.(5)
Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships				Other Public Company Boards
					AC	CC	NG	FC
Guillermo Diaz, Jr.	58	2022	CEO and Founder of Conectado Inc. Chairman, Hispanic IT Executive Council (HITEC)	Yes	x		x		—
David L. Goebel (Non-Executive Chairman of the Board)	73	2008	Partner & Faculty Member, ExCo Leadership Group	Yes		x	x		• Murphy USA Inc. • Wingstop Inc.
Darin S. Harris	55	2020	CEO Jack in the Box Inc.	No					—
Sharon P. John	60	2014	President & CEO Build-A-Bear Workshop, Inc.	Yes		x	x		• Build-a-Bear Workshop, Inc.
Madeleine A. Kleiner	72	2011	Director (Retired hotel & banking executive attorney)	Yes	x		✪		• Northrop Grumman Corp.
Michael W. Murphy	66	2002	Director (Retired President & CEO Sharp HealthCare)	Yes		✪		x	—
James M. Myers	66	2010	Director (Retired retail CEO and Board Chair)	Yes	x			✪	—
Enrique Ramirez	52	2024	President Buff City Soap	Yes					• Six Flags Entertainment Corporation
Vivien M. Yeung	51	2017	Strategic Advisor Bain & Company	Yes	x			x	—
✪ Chair	AC Audit Committee	FC Finance Committee
x Member	CC Compensation Committee
NG Nominating and Governance Committee
(4)
Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, amortization of franchise tenant improvement allowances and incentives, COLI losses (gains), net, and pension and post-retirement benefit costs. See “Appendix A - Reconciliation of Non-GAAP Measurements to GAAP Results.”

(5)
Director David Tehle, the current Audit Committee Chair, will not be standing for re-election at the Annual Meeting and will be departing as a director immediately following the meeting. Mr. Tehle’s departure is in no way due to any disagreement with the Company nor is it the result of a removal “for cause.” Prior to the Annual Meeting, it is anticipated that the Board will elect to reduce the number of Board seats from ten to nine. Following the Annual Meeting, it is expected that the Company will have no open director seats.

JACK IN THE BOX INC. | 2024 PROXY STATEMENT 5

PROXY SUMMARY

Director Attendance — During the time each director nominee served on the Board in fiscal 2023, each attended more than 75% of the meetings of the Board and committees on which he or she served.
Board Composition — The charts below show Board makeup by various characteristics. The average tenure of the Board of Directors is 11 years while the average age is 62 years. For more information on our philosophy regarding the recruitment and diversity of Board members and our Board refreshment policies, please see pages 25.
Age and Tenure (As of January 29, 2024)
# Of Directors
Age
44-59	4
60-65	1
66+	5
Tenure
0-4 Years	3
5-10 Years	2
10+ Years	5
Board Diversity Matrix (As of January 29, 2024)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	2	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Auditors (Proposal 2)
We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accountants for fiscal 2024. Although shareholder ratification of the appointment is not required, the Audit Committee believes it is appropriate to seek such ratification. Additional information is provided on page 33.
FY 2023 Auditor Fees
Audit Fees	$2,222,000
Securitization Related Audit Fees	$115,000
All Other Fees	$30,000
KPMG Total Fees	$2,367,000
6 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

PROXY SUMMARY

Executive Compensation (Proposal 3)
The Company seeks a non-binding advisory vote from its shareholders to approve the compensation of our NEOs for fiscal 2023 (“Say on Pay”). The Board values shareholders’ opinions, and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions.
•
Our Compensation Discussion and Analysis, starting at page 36, describes the compensation decision-making process, details our programs and policies, and includes an illustration of our compensation framework and key fiscal 2023 performance measures and pay actions.

•	Our executive compensation programs are built on the following principles and objectives:
•
Competitive target pay structure, including base salary, annual incentive, and long-term performance-based incentives that enable us to attract and retain talented, experienced executives who can deliver successful business performance and drive long- term shareholder value.

•
Pay for performance alignment, with the largest proportion of executive pay in the form of performance-based annual and long-term incentives that directly tie payouts, if any, to the achievement of corporate goals, strategies, and stock price performance.

•	Comprehensive goal setting, with financial, operational, and strategic performance metrics that drive long-term shareholder value.
•	Executive alignment with shareholders, through stock ownership and holding requirements that build and maintain an executive’s equity investment in the company.
•	Incentivizing balanced short-term and long- term executive decision-making, through variable compensation components (cash and stock) using varying timeframes.
•	Sound governance practices and principles in plan design and pay decisions, with the Compensation Committee considering both what and how performance is achieved.
•
Management of compensation risk, by establishing incentive goals that avoid placing too much emphasis on any one metric or performance time horizon, thereby discouraging excessive or unwise risk-taking.

•	Our shareholders approved each of the prior four years’ Say on Pay proposals by over 92% of votes cast.
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 7

PROXY SUMMARY

Compensation Governance Practices
The company has several governance practices that we believe support the soundness and efficacy of our compensation programs. In short:
☑ What We Do
☑	Compensation Committee composed entirely of independent directors, who meet regularly in executive session without Management present. Pages 56.
☑	Independent compensation consultant who works exclusively for the Compensation Committee (performs no other work for the Company). Page 44
☑	Robust stock ownership and holding requirements. Page 51.
☑	Compensation Risk Committee that analyzes compensation plans, programs, policies and practices. Page 57.
☑	Compensation Committee discretion to reduce payouts under incentive plans. Page 57.
☑	Clawback policy providing ability to recover incentive cash compensation and performance-based equity awards based on financial results that were subsequently restated. Page 57.
☑	Annual incentive and long-term incentive compensation based on rigorous performance goals that are key metrics for business success and include maximum payout caps. Page 57.
☒ What We Don’t Do
☒	Section 16 officers and directors are prohibited from hedging, pledging, or holding Company stock in margin accounts. Pages 35.
☒	No dividends or dividend equivalents are paid on unvested restricted stock units (RSUs) or performance shares. Page 43.
☒	No repricing of equity is permitted without shareholder approval. Page 35.
☒	No tax gross-ups except in the case of qualified relocation expenses (which requires Compensation Committee approval in the case of executive officers). Page 58.
☒
No RSU or option awards provide for vesting upon a change in control without a “double trigger” (termination and consummation of the change in control) unless the award is not assumed or substituted for by the acquirer. Pages 64.

Shareholder Proposal Regarding Greenhouse Gas (“GHG”) Emissions Disclosures (Proposal 4)
The Company received a shareholder proposal from The Accountability Board (the “Accountability Board Proposal”). Additional information regarding the Accountability Board Proposal is provided on pages 73.
Additional Information
Please see the “Questions and Answers” section that immediately follows for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications, and the deadlines to submit shareholder proposals for the 2025 Annual Meeting of Shareholders.
8 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

QUESTIONS AND ANSWERS

JACK IN THE BOX INC.
9357 Spectrum Center Blvd
San Diego, California 92123
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
March 1, 2024
QUESTIONS AND ANSWERS
Proxy Materials and Voting Information
1.	Why am I receiving these materials?
We sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Jack in the Box Inc. (sometimes referred to as the “Company,” “Jack in the Box,” “we,” “us,” or “our”) is soliciting your proxy to vote at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held March 1, 2024, at 8:30 a.m. Pacific Standard Time via live webcast at http://www.virtualshareholdermeeting.com/JACK2024. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials, your proxy card, or on the instructions that accompanied your proxy materials. If you held shares of our common stock on January 5, 2024 (the “Record
Date”), you are invited to attend the Annual Meeting and vote on the proposals below under the heading “What are my voting choices for each of the items to be voted on at the 2024 Annual Meeting?” However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, date, and return the enclosed proxy card. You may also vote before the Annual Meeting over the Internet or by telephone.
The Notice of Annual Meeting of Shareholders (the “Notice”), Proxy Statement, the enclosed proxy card, and our Annual Report on Form 10-K for the fiscal year ended October 1, 2023, will be mailed to shareholders on or about January 29, 2024.
2.	Who can vote at the Annual Meeting?
If you were a holder of Jack in the Box common stock (the “Common Stock”) either as a shareholder of record or as the beneficial owner of shares held in Street name as of the close of business on January 5, 2024, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were approximately
19,557,099 shares of Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each shareholder has one vote for each share of Common Stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially in Street name.
3.	What does it mean to be a “shareholder of record”?
If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a “shareholder of record.” As a shareholder of record, you may vote in person at the Annual
Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by telephone or Internet, to ensure your vote is counted.
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 9

QUESTIONS AND ANSWERS

4.	What does it mean to beneficially own shares in “Street name”
If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “Street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a legal proxy from your broker giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the Notice. Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of KPMG LLP as our independent registered public accountants for fiscal 2024) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.
5.	What are my voting choices for each of the items to be voted on at the 2024 Annual Meeting?
Item 1: Election of Directors	• Vote in favor of all nominees;
• Vote in favor of specific nominees;
• Vote against all nominees;
• Vote against specific nominees;
• Abstain from voting with respect to all nominees; or
• Abstain from voting with respect to specific nominees.
The Board recommends a vote FOR all Director nominees.
Item 2: Ratification of the Appointment of KPMG LLP as Independent Registered Public Accountants	• Vote in favor of ratification;
• Vote against the ratification; or
• Abstain from voting on the ratification.
The Board recommends a vote FOR the ratification.
Item 3: Advisory Vote to Approve Executive Compensation (“Say on Pay”)	• Vote in favor of the advisory proposal;
• Vote against the advisory proposal; or
• Abstain from voting on the advisory proposal.
The Board recommends a vote FOR the advisory approval of executive compensation.
Item 4: Shareholder Proposal Regarding Greenhouse Gas (“GHG”) Emissions Reporting	• Vote in favor of the proposal;
• Vote against the proposal; or
• Abstain from voting on the proposal.
The Board recommends a vote AGAINST the proposal.
10 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

QUESTIONS AND ANSWERS

6.	What if I return the proxy card to the Company but do not make specific choices?
If you return a signed, dated, proxy card to the Company without making any voting selections, the Company will vote your shares as follows:
•	“FOR” the election of all director nominees;
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 29, 2024;
•	“FOR” on an advisory basis, approval of the compensation awarded to our named executive officers for the fiscal year ended October 1, 2023, as set forth in this Proxy Statement; and
•	“AGAINST” the shareholder proposal requesting the Company make greenhouse gas (“GHG”) disclosures.
7.	Could any additional matters be raised at the 2024 Annual Meeting?
We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their best judgment.
8.	What does it mean if I received more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
9.	How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” abstentions and broker non-votes. A “broker non- vote” occurs when your broker submits a proxy for your shares of Common Stock held in Street name but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in Street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters.
For purposes of these rules, the only routine matter in this Proxy Statement is the ratification of the appointment of our independent registered public accountants. Therefore, if you hold your shares in Street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any of the proposals at the Annual Meeting except the ratification of the appointment of independent registered public accountants. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum, as provided below.
Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of 9 Directors	Majority of votes cast.	No effect.	No effect.
2	Ratification of the Appointment of KPMG LLP as Independent Registered Public Accountants	Majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.	Count as votes against.	Discretionary voting by broker permitted.
3	Advisory Vote to Approve Executive Compensation	Majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.	Count as votes against.	No effect.
4	Shareholder Proposal Regarding Greenhouse Gas (“GHG”) Emissions Disclosures	Majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.	Count as votes against.	No effect.
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 11

QUESTIONS AND ANSWERS

10.	How many shares must be present or represented to conduct business at the Annual Meeting?
A quorum of shareholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the total number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-
votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.
11.	How do I vote my shares of Jack in the Box Common Stock?
If you are a shareholder of record, you can vote in the following ways:
•	By Internet: by following the Internet voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on February 29, 2024.
•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on February 29, 2024.
•
By Mail: if you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre- addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•
During Live Webcast: as this year’s Annual Meeting will be held entirely online, shareholders may vote during the Annual Meeting by joining the live webcast at the following site: http://www.virtualshareholdermeeting.com/JACK2024. To participate in the Annual Meeting, you will need the 16- digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to participate in the live webcast of the Annual Meeting, the Company recommends that you vote your shares in advance so that your vote will be counted if you later decide not to attend.
If you are a beneficial owner, you can vote in the following way:
If your shares are held in Street name or through a benefit or compensation plan, your broker or your plan trustee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as instructed by your broker, trustee, or other agent. Shares beneficially held through a benefit or compensation plan cannot be voted at the Annual Meeting. You may vote your shares beneficially held through your broker at the Annual Meeting if you obtain a valid legal proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.
12.	May I change my vote or revoke my proxy?
Yes.
If you are a shareholder of record, you may change your vote or revoke your proxy by:
•	filing a written statement to that effect with our Corporate Secretary before the taking of the vote at the Annual Meeting;
•	voting again via the Internet or telephone but before the closing of those voting facilities at 11:59 p.m. Eastern Time on February 29, 2024;
•	participating in the live webcast of the Annual Meeting at http://www.virtualshareholdermeeting.com/JACK2024 by entering in the 16-digit control number included in your proxy materials, revoking your proxy, and voting during the Annual Meeting (joining the live webcast of the Annual Meeting, in and of itself, will not constitute a revocation of a proxy); or
•	timely submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting.
The written statement or subsequent proxy should be delivered to Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123, Attention: Corporate Secretary.
12 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

QUESTIONS AND ANSWERS

If you are a beneficial owner and hold shares through a broker, bank, or other financial institution, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions during the live webcast of the Annual Meeting if you obtain a signed legal proxy from the broker, bank, or other nominee giving you the right to vote the shares.
13.	Who will pay for the cost of soliciting proxies?
The Company will pay the cost of preparing, printing, and mailing the Notice and the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. If you choose to access proxy materials or vote over the Internet or by telephone, you are responsible for Internet or telephone charges. We have engaged Innisfree M&A Incorporated (“Innisfree”), a proxy-solicitation firm, to provide advice to the Company with respect to the 2024 Annual Meeting of Shareholders and to assist us in the solicitation of proxies, for which the Company will pay a fee of $15,000 plus reimbursement of certain out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone, or by Innisfree. They may also be solicited by directors, officers, or employees of the Company, who will receive no additional compensation for such activities.
14.	How can I find out the results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the SEC’s website at www.sec.gov, visiting our website or contacting our Investor Relations Department by writing to Investor Relations Department, Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123, or by sending an email to investor.relations@jackinthebox.com.
15.	How can I obtain copies of the proxy statement or 10-K?
A copy of this Proxy Statement and the Company’s Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended October 1, 2023, are available free of charge on our website. These filings and all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K may be found at http://investors.jackinthebox.com. Form 10-K, excluding exhibits, may also be obtained by shareholders without charge by written request sent to Investor Relations Department, Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123.
As permitted by SEC rules, if your stock is held by a brokerage firm or bank, a single copy of this Proxy Statement may be delivered to an address shared by two or more shareholders. If you prefer to receive separate copies of a Proxy Statement and/or Annual Report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a Street- name shareholder should provide information on how to request (i) householding of future Company materials or (ii) separate materials if only one set of documents is being sent to a household.
Annual Meeting Information
16.	How do I attend the 2024 Annual Meeting of Shareholders?
IMPORTANT NOTE: If you plan to attend the Annual Meeting, you must follow these instructions.
The Annual Meeting will be a completely “virtual meeting” of shareholders. You will be able to attend the annual meeting as well as vote and submit your questions during the live webcast of the meeting by visiting the following website: http://www.virtualshareholdermeeting.com/JACK2024 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials
Attendance at the meeting is limited to shareholders as of the Record Date (January 5, 2024) or their authorized named representatives. Recording of the Annual Meeting by camera, sound, or video recording devices is strictly prohibited.
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 13

QUESTIONS AND ANSWERS

Communications and Shareholder Proposals
17.	How can I communicate with the Company’s Directors?
The Board is committed to continuing to engage with shareholders and encourages an open dialogue about compensation, governance and other matters. We value your input, your investment and your support. The Board has established a process to facilitate communication by shareholders with Directors.
Shareholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, or any individual director or group of directors, may write to a director or directors in care of the Office of the Corporate Secretary, Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123, or telephone 888-613-5225. Your letter should indicate whether or not you are a shareholder of the Company.
Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of our
Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Governance Committee. For all other matters, our Corporate Secretary will, depending on the subject matter:
•	forward the communication to the director or directors to whom it is addressed;
•	forward the communication to the appropriate management personnel;
•	attempt to handle the inquiry directly, for example where it is a request for information about our Company, or it is a stock- related matter; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topics.
18.	How do I submit a proposal for action at the 2025 Annual Meeting?
A proposal for action to be presented by any shareholder at the 2025 Annual Meeting of Shareholders will be acted upon only:
•
If a proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal is received by the Corporate Secretary no later than 120 calendar days prior to the anniversary of this year’s mailing date, so no later than 5:00 p.m. Pacific Time, on October 1, 2024.

•
If the proposal is not to be included in the proxy statement, the proposal is delivered to the Corporate Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting, or not later than November 2, 2024, and not earlier than October 3, 2024; in addition, such proposal is, under

Delaware General Corporation Law, an appropriate subject for shareholder action, and must also comply with the procedures and requirements set forth in as well as the applicable requirements of our Bylaws.
In addition, the shareholder proponent, or a representative who is qualified under state law, must appear at the 2025 Annual Meeting of Shareholders to present such proposal.
All proposals must be in writing and should be sent to Jack in the Box Inc., to the attention of Corporate Secretary, at 9357 Spectrum Center Blvd., San Diego, CA 92123.
A copy of the Bylaws may be obtained by written request to the Corporate Secretary at the same address. The Bylaws are also available at http://investors.jackinthebox.com.
14 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

PROPOSAL ONE — ELECTION OF DIRECTORS

PROPOSAL ONE — ELECTION OF DIRECTORS
All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their respective successors are elected and qualified. The current nominees for election as directors (each of whom is currently serving as a Director of the Company) are set forth below. All of the nominees have indicated their willingness to serve and have consented to be named in the Proxy Statement. If any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the proxy.
Nominees for Director
The following table provides certain information about each nominee for director as of January 29, 2024(1).
Name	Age	Position(s) with the Company	Director Since
Guillermo Diaz Jr.	58	Independent Director	2022
David L. Goebel	73	Independent Non-Executive Chairman of the Board	2008
Darin S. Harris	55	Chief Executive Officer and Director	2020
Sharon P. John	60	Independent Director	2014
Madeleine A. Kleiner	72	Independent Director	2011
Michael W. Murphy	66	Independent Director	2002
James M. Myers	66	Independent Director	2010
Enrique Ramirez	52	Independent Director	2024
Vivien M. Yeung	51	Independent Director	2017
Vote Required for Approval
In the election of directors, you may vote FOR, AGAINST, or ABSTAIN. The Company’s Bylaws require that, in an election such as this, where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy) with respect to the director. A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. For purposes of determining the votes cast, only those votes cast “FOR” or “AGAINST” are included. Neither a vote to ABSTAIN nor a broker non-vote will count as a vote cast FOR or AGAINST a director nominee and, as a result, will have no direct effect on the outcome of the election of directors. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.
In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve but shall tender his or her resignation to the Board. The Nominating and Governance Committee will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate, and will make a recommendation to the Board. Within ninety (90) days following the date of the certification of the election results, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale for such decision.
ON PROPOSAL ONE, ELECTION OF DIRECTORS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NINE NOMINEES.
(1)
Director David Tehle, the current Audit Committee Chair, will not be standing for re-election at the Annual Meeting and will be departing as a director immediately following the meeting. Mr. Tehle’s departure is in no way due to any disagreement with the Company nor is it the result of a removal “for cause.” Prior to the Annual Meeting, it is anticipated that the Board will elect to reduce the number of Board seats from ten to nine. Following the Annual Meeting, it is expected that the Company will have no open director seats.

JACK IN THE BOX INC. | 2024 PROXY STATEMENT 15

PROPOSAL ONE — ELECTION OF DIRECTORS

Director Qualifications and Biographical Information
Our Board includes individuals with expertise in executive leadership and management, accounting and finance, marketing and branding, and across restaurant, franchise, hospitality, retail, manufacturing, healthcare, and technology industries. Our directors have a diversity of backgrounds and experiences. We believe that, as a group, they work effectively together in overseeing our business, hold themselves to the highest standards of integrity, and are committed to representing the long-term best interests of our shareholders.
Biographical information for each of the Director nominees, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the Director nominees should serve as a director, is set forth on the pages below. In addition to the business and professional experiences described below, our director nominees also serve on the boards of various civic and charitable organizations.
Director Nominees
Guillermo Diaz, Jr.
Qualifications:

• Mr. Diaz’s qualifications to serve on our Board include his three decades of experience in telecommunications and information technology across Cisco Systems and Kloudspot and his background in leadership of digital transformation programs. Additionally, Mr. Diaz brings significant diversity, equity & inclusion (DEI) experience to the Board as evidenced by his current leadership in HITEC and Conectado.

Director Since September 2022
Mr. Diaz has been a director of the Company since September 2022. Since January 2019, Diaz has served as the Chairman of the
Hispanic Technology Executive Council (“HITEC”), a premier, global executive leadership organization of senior business and technology executives building outstanding careers in technology. Since February 2022, Mr. Diaz has also served as the Founder and CEO of Conectado Inc., an innovative, Web 3 digital platform with the mission of accelerating access to opportunities for underrepresented minorities, and since August 2020, he has served on the Board of Directors for Blue Shield of California. Prior to his current roles, Mr. Diaz served as CEO at Kloudspot, Inc., an innovative predictive AI and IoT analytics platform provider, from February 2020 to December 2021, and served as Global Chief Information Officer (CIO) at Cisco Systems, Inc. from January 2000 to February 2020. In addition to his role as CIO at Cisco, he led the Customer Digital Transformation program, where he and his team leveraged Cisco’s own digital journey and thought leadership to partner with customers to develop their own digital transformation programs. Mr. Diaz began his career in telecommunications with the U.S. Navy, where he received a military scholarship that led to his Bachelor of Science degree in Business Administration from Regis University in Colorado.

16 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

PROPOSAL ONE — ELECTION OF DIRECTORS

David L. Goebel
Qualifications:

• Mr. Goebel has more than 40 years of experience in the retail, food service, and hospitality industries. Mr. Goebel’s qualifications to serve on our Board include: his business, operational, management, and leadership development experience in the retail, food service, and hospitality industries; his work as an executive consultant; his relevant industry experience, including his experience in restaurant operations, restaurant and concept development, supply chain management, franchising, executive development, risk assessment, risk management, succession planning, executive compensation and strategic planning; and his service on other private and public boards.

Non-Executive Chairman of the Board; Director Since December 2008
Mr. Goebel has been a director of the Company since December 2008 and has served as Non-
Executive Chairman of the Board since June 2020. He is a partner and Faculty Member for The ExCo Group LLC (formerly Merryck & Co. Americas), a worldwide firm that provides peer to peer mentoring services for CEOs and senior business executives. He has held that position since May 2008. In 2008, Mr. Goebel became the founding principal and President of Santoku, Inc., a private company that operates a fast-casual healthy concept under the name Cultivare Greens & Grains and a fast- casual pizza concept under the name Pie Five Pizza Company. Mr. Goebel also served as acting President and CEO of Mr. Goodcents Franchise Systems, Inc. from 2010 until December 2014. From 2001 until 2007, he served in various executive positions at Applebee’s International, Inc., including as President and Chief Executive Officer in 2006-2007, during which time the company operated nearly 2,000 restaurants in the United States and internationally. Previous to that, Mr. Goebel was President of Summit Management, Inc., a consulting group specializing in executive development and strategic planning. Prior to that, he was the Chief Operating Officer of Finest Foodservice, LLC, a Boston Chicken/Boston Market franchise that he founded and co- owned, which was responsible for developing 80 restaurants within a seven-state area from 1994 until 1998. Since 2017, Mr. Goebel has served on the board of directors of Wingstop Inc. which operates and franchises more than 1,500 fast-casual restaurant locations across the United States and internationally. He currently serves as the Chair of their Compensation Committee and a member of their Nominating and Corporate Governance Committee. Since June 2020, Mr. Goebel has served on the board of directors of iOR Holdings, Inc., a private company that provides efficient solutions for office-based surgery in ophthalmology. Since October 2021, Mr. Goebel has also served on the board of directors of Murphy USA Inc., a leading marketer of retail motor fuel products and convenience merchandise, where he serves as a member of the Audit Committee and Executive Compensation Committee.

JACK IN THE BOX INC. | 2024 PROXY STATEMENT 17

PROPOSAL ONE — ELECTION OF DIRECTORS

Darin S. Harris
Qualifications:

• Mr. Harris has more than 25 years of leadership experience in the restaurant industry encompassing operations, franchising, brand strategy, and restaurant development. His professional expertise and knowledge of our business, our industry, and our competitive position bring an important Company perspective to the Board.

Chief Executive Officer; Director Since June 2020
Darin Harris began his role as Chief Executive Officer and joined the Board of Directors in
June 2020. He was previously CEO of North America for flexible working company, IWG PLC, Regus, North America, from April 2018 to May 2020. Prior to that, from August 2013 to January 2018, Mr. Harris served as Chief Executive Officer of CiCi’s Enterprises LP. Mr. Harris also previously served as Chief Operating Officer for Primrose Schools from October 2008 to July 2013. He previously held franchise leadership roles as Senior Vice President at Arby’s Restaurant Group, Inc, from June 2005 to October 2008 and Vice President, Franchise and Corporate Development at Captain D’s Seafood, Inc., from May 2000 to January 2004. He was also a prior franchise operator of multiple Papa John’s Pizza and Qdoba Mexican Grill restaurants from November 2002 to June 2005. Since October 2021, Mr. Harris has served on the board of directors of Shipley Do-nut Flour & Supply Co., a private American donut company and coffeehouse chain with more than 300 franchised locations in the Southern United States. Since March 2023, Mr. Harris has also served on the board of directors of Goddard Franchisor LLC , a private preschool and early childhood education center system with locations across the United States.

Sharon P. John
Qualifications:

• Ms. John’s qualifications to serve on our Board include her current role as CEO and director of a publicly traded global retail company and her broad merchandising, marketing, branding, sales and executive management experience, including key roles at well-known consumer brands.

Director Since September 2014
Ms. John has been a director of the Company since September 2014. Ms. John has been the Chief Executive Officer, President and a member of the Board of Directors of Build-A-
Bear Workshop, Inc. since June 2013. From January 2010 through May 2013, Ms. John served as President of Stride Rite Children’s Group LLC, a division of Wolverine Worldwide, Inc., a global designer, manufacturer and marketer of footwear and apparel. From 2002 through 2009, she held positions of broadened portfolio and increased responsibility at Hasbro, Inc., a multinational toy and board game company, including as General Manager & Senior Vice President of its U.S. Toy Division from 2006 to 2008 and General Manager & Senior Vice President of its Global Preschool unit from June 2008 through 2009. Ms. John also served in a range of roles at Mattel, Inc. She started her career in the advertising industry.

18 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

PROPOSAL ONE — ELECTION OF DIRECTORS

Madeleine A. Kleiner
Qualifications:

• Ms. Kleiner’s qualifications to serve on our Board include her experience as general counsel for two public companies, as outside counsel to numerous public companies and her past and current experience on public company boards. She brings to our Board experience as an executive for a major franchisor in the hospitality industry, as well as expertise in corporate governance, risk management, securities laws disclosure, securities transactions, mergers and acquisitions, Sarbanes- Oxley compliance, human resources and executive compensation, government relations and crisis management.

Director Since September 2011
Ms. Kleiner has been a director of the Company since September 2011 and is currently Chair of the Nominating and Governance Committee. From 2001 to 2008, Ms. Kleiner was Executive
Vice President, General Counsel and Corporate Secretary for Hilton Hotels Corporation, a hotel and resort company. At Hilton, Ms. Kleiner oversaw the company’s legal affairs and the ethics, privacy and government affairs functions. She was also a member of the executive committee with significant responsibility for board of directors’ matters. From 1999 through 2001, Ms. Kleiner served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkiss and Wiley name. From 1995 to 1998, Ms. Kleiner served as Senior Executive Vice President, Chief Administrative Officer and General Counsel of H. F. Ahmanson & Company and its subsidiary, Home Savings of America, where she was responsible for oversight of legal, human resources, legislative and government affairs and corporate communications. Previous to that, from 1977 to 1995, Ms. Kleiner was with the law firm of Gibson, Dunn & Crutcher, including as partner from 1983 to 1995, where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance, securities transactions and compliance. Ms. Kleiner has served on the board of directors of Northrop Grumman Corporation since 2008, where she is a member of the Compensation Committee. Ms. Kleiner also serves on the board of directors of the Ladies Professional Golf Association (“LPGA”) and the Reserve Club.

Michael W. Murphy
Qualifications:

• Mr. Murphy’s qualifications to serve on our Board include his business and management experience leading Sharp HealthCare, an integrated healthcare delivery system with multiple facilities and more than 18,000 employees, his experience as a senior financial officer of Sharp HealthCare, and his experience as a Certified Public Accountant, and former partner at Deloitte. The Board benefits from Mr. Murphy’s extensive experience in accounting, finance, financial reporting, auditing, governance, labor relations, human resources and compensation, marketing, risk assessment and risk management, strategic planning and quality initiatives.

Director Since September 2002
Mr. Murphy has been a director of the Company since September 2002 and is currently Chair of the Compensation Committee. Mr. Murphy served as President and Chief Executive Officer of Sharp HealthCare from April 1996 until his retirement in February 2019, and as member of the Sharp Board from 2007 through his retirement. Sharp is a comprehensive healthcare delivery system which has been recognized with the Malcolm Baldrige National Quality Award, the nation’s highest Presidential honor for quality and organizational performance excellence. Prior to his appointment to President and Chief Executive Officer, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs for Sharp HealthCare. He began his career at Sharp in 1991 as Chief Financial Officer of Grossmont Hospital before moving to a system-wide role as Vice President of Financial Accounting and Reporting. Prior to this, Mr. Murphy provided certified public accounting services, including as a partner at Deloitte.

JACK IN THE BOX INC. | 2024 PROXY STATEMENT 19

PROPOSAL ONE — ELECTION OF DIRECTORS

James M. Myers
Qualifications:

• Mr. Myers’ qualifications to serve on our Board include more than 35 years of financial and retail operations experience, including 10 years as a CPA and public company auditor with KPMG LLP and 25 years with Petco, a national specialty retail chain with more than 1,500 stores in all 50 states, Puerto Rico and Mexico. Mr. Myers brings to the Board his experience with marketing and consumer brands, human resources and compensation, mergers and acquisitions, capital markets, financial reporting, financial oversight, and the financial and strategic issues facing public and private companies, as well as prior experience of serving on a public company board and audit committee.

Director Since December 2010
Mr. Myers has been a director of the Company since December 2010 and is currently Chair of the Finance Committee. Mr. Myers served as Chairman of the Board of Petco, the national pet supplies retailer from July 2015 until September 2018 and was also Petco’s Chief Executive Officer from 2004 until February 2017. Previously, Mr. Myers held the following positions at Petco: President from 2011 until 2015; Chief Financial Officer from 1998 to 2004; and Vice President and Controller from 1990. Prior to that, Mr. Myers was a Certified Public Accountant with KPMG LLP.

Enrique Ramirez
Qualifications:

• Mr. Ramirez brings strong financial expertise to the Board and provides insight into the Company’s operations, risks, and opportunities developed through his years of experience as an executive in multi-unit retail and global restaurant operations.

Director Since January 2024
Mr. Ramirez has been a director of the Company since January 2024. Mr. Ramirez currently serves as President of Buff City Soap, a rapidly expanding retailer of handmade, plant-
based soaps, laundry, bath and body products with over 250 locations across the country. From April 2020 until March 2022, he served as General Manager of Pizza Hut Latin America and Iberia, a division of Yum! Brands, Inc., a global restaurant operator including the KFC, Pizza Hut, and Taco Bell brands. From January 2014 to April 2020, he served as Chief Financial Officer of Pizza Hut Global. Mr. Ramirez held roles of increasing responsibility in finance and strategic development at Pizza Hut since 2010. Originally from Mexico City, he holds a B.A. in Economics from the Instituto Tecnologico Autonomo de Mexico and an M.B.A. from The Wharton School of the University of Pennsylvania.

20 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

PROPOSAL ONE — ELECTION OF DIRECTORS

Vivien M. Yeung
Qualifications:

• Ms. Yeung’s qualifications to serve on our Board include her current strategic work and recent strategic roles at publicly traded global retail companies, as well as her broad background in strategy development across channel development, marketing, product management, international growth, pricing and new business development, including at Kohl’s, Lululemon, Starbucks, and as a consultant at Bain.

Director Since April 2017
Ms. Yeung has been a director of the Company since April 2017. Ms. Yeung is currently serving as a strategic advisor to Bain & Company since October 2023. From November 2019 until April
2023, she served as the Executive Vice President & Chief Strategy Officer of Kohl’s Corporation. From January 2018 until November 29, 2019, Ms. Yeung served as General Manager, Venture at Lululemon Athletica Inc, a healthy lifestyle inspired athletic apparel company. She previously served as that company’s Chief Strategy Officer from May 2015, to January 2018, and as Vice President, Strategy from November 2011 to May 2015. From 2008 until 2011, Ms. Yeung was an independent consultant working with philanthropies, non-profit organizations and small to medium-sized enterprises on strategy development. From 2002 to 2008, she held positions with increasing responsibilities at Starbucks Coffee Company, a global premium food and beverage retailer, leading strategy development and process improvement for its North America, International, and Global Product organizations. Ms. Yeung started her career with Bain & Company, a global strategy consulting firm, advising clients on growth, operational and investment strategies across Greater China, Southeast Asia and Australia.

Current Director Not Standing for Re-Election
David M. Tehle	Qualifications: • Mr. Tehle will not be standing for re-election at the Annual Meeting, as described at Note 1 on pages 5 and 15.
Director Since December 2004
Mr. Tehle has been a director of the Company since December 2004 and is currently Chair of the Audit Committee. He served as Executive Vice President and Chief Financial Officer of
Dollar General Corporation, a publicly traded company, from 2004 until his retirement in 2015. Prior to that, Mr. Tehle served from 1997 to 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing, and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc. Mr. Tehle served on the board of directors of Genesco, Inc. from February 2016 through June 2019. Since July 2016, he has served on the board of US Foods Holding Corp., where he chairs the Audit Committee; and since July 2017, on the Board of National Vision, Inc. where he also chairs the Audit Committee.

JACK IN THE BOX INC. | 2024 PROXY STATEMENT 21

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
We operate within a comprehensive corporate governance structure driving and expecting the highest standards of professional and personal conduct. Our Corporate Governance Principles and Practices, our ethics Code of Conduct: “The Integrity Playbook,” the charters for our Audit, Compensation, Finance, and Nominating and Governance Committees, and other corporate governance information, are available at http://investors.jackinthebox.com. These materials are also available in print to any shareholder upon written request to the Company’s Corporate Secretary, Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the Securities and Exchange Commission.
Directors’ Independence
The Jack in the Box Inc. Director Independence Guidelines provide that a director is not independent if he or she is: (a) a director, executive officer, partner or owner of 5% or greater interest in a company that either purchases from or makes sales to our Company that total more than one percent of the consolidated gross revenues of such company for that fiscal year; (b) a director, executive officer, partner or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than one percent of the consolidated assets of either our Company or such other company; or (c) a trustee, director or executive officer of a charitable organization that has received in that fiscal year discretionary donations from our Company that total more than
1% of the organization’s latest publicly available national annual charitable receipts.
The Board has analyzed the independence of each Director. It has been determined that all but Mr. Harris are independent directors under the NASDAQ Listing Rules, as well as the additional Director Independence Guidelines adopted by the Board. As part of its analysis, the Board determined that none of these Directors have a material relationship with the Company. Mr. Harris is our current Chief Executive Officer and an employee, and therefore he is not considered “independent” as that term is defined by the relevant listing rules and governance guidelines.
Board Meetings, Annual Meeting of Shareholders, and Attendance
In fiscal 2023, each director attended more than 75% of the meetings of the Board and of the committees on which he or she served. The Board held four meetings in fiscal 2023.
While we do not have a formal attendance policy regarding attendance by our directors at our annual shareholder meetings, all directors standing for election in 2024 and who were Company directors at the time attended the 2023 Annual Meeting.
Determination of Current Board Leadership Structure
In April 2020, the Board of Directors, with input from the Nominating and Governance Committee, appointed independent director David Goebel as Non-Executive Chairman of the Board, effective in June 2020 once Darin Harris started his employment as Chief Executive Officer with the Company. Previously, Mr. Goebel has been on the Board of Directors since December 2008 and previously served as the Lead Independent Director. The Nominating and Governance Committee’s Charter provides that the Committee will annually assess the leadership structure of the Board and recommend a structure to the Board for approval.
In November 2023, the Board of Directors, with input from the Nominating and Governance Committee, conducted this annual assessment, including assessing whether the roles of Chief Executive Officer (“CEO”) and Chairman of the Board should continue to be split between two different individuals.
Based on the recommendation of the Nominating and Governance Committee, the Board believes that the leadership structure with an independent Chairman of the Board is still appropriate at this time and will promote continued effective decision-making.
The Board believes that separating these two positions enables our Chairman to lead the Board of Directors in its oversight and advisory roles and allows our Chief Executive Officer to focus on supervising the Company’s day-to-day business operations and developing and implementing the Company’s business strategies and objectives. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Board believes that at this time having separate persons in these roles enhances the ability of each to
22 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

discharge those duties effectively and, as a result, enhances the Company’s prospects for success. As Chairman, Mr. Goebel will continue to call and preside at meetings of the independent directors as well as the Board, and he will, in consultation with the CEO and other directors, establish the agenda for each Board of Director’s meeting. The Chairman also serves as the spokesman for the Board of Directors should any public communications from the Board be appropriate. As noted earlier, the Board assesses its leadership structure on a regular basis and would revisit the current structure should it deem a change in that structure appropriate.
The Board’s Role in Risk Oversight
Management is responsible for the Company’s day-to-day risk management. The Board’s role is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) quarterly reports from the Head of Internal Audit (Internal Audit Head) to the Audit Committee relating to risk management and oversight; (ii) ongoing enterprise risk management discussions by the full Board with the Director of Internal Audit and Company leadership; (iii) receiving reports directly from employees responsible for the management of particular business risks; and (iv) reports by each Committee Chair regarding the respective Committee’s oversight of specific risk topics.
The Board reviews cybersecurity risk with the Chief Information Officer regularly and has delegated oversight of other specific risk areas to Committees of the Board. For example, the Audit Committee discusses with Management the Company’s major financial risk exposures and the steps Management has taken to monitor and mitigate those risks. As another example, the Compensation Committee discusses with its independent consultant, Management and the Compensation Risk Committee the risks arising in connection with the design of the Company’s compensation programs and succession planning. The risk oversight responsibility of each Board Committee is described in its committee charter available at http://investors.jackinthebox.com.
A more detailed discussion of the Compensation Committee’s oversight of compensation risk is found in the Section “Compensation Risk Analysis” contained later in this Proxy Statement.
The Board’s Role in Succession Planning
The Board expects Management to have an ongoing program for effective senior leadership development and succession. As reflected in our Corporate Governance Principles and Practices, the Board’s practice is to have the CEO review at least annually with the full Board the abilities of the key senior managers and their likely successors. The Board also considers management succession issues when meeting in executive session at each Board meeting. Additionally, the Board oversees ongoing plans for management development and retention, as well as executive succession, including CEO succession. At times, the Board will delegate to the Compensation Committee or, as it has recently done, to an Ad Hoc Succession Planning Committee of the Board, responsibility to review and advise on succession planning, in which case the Board expects the Committee to review such plans with Management and the Board and to make recommendations to the Board with respect thereto.
Committees of the Board
The Board of Directors has four standing committees: Audit, Compensation, Nominating and Governance, and Finance. The Board considers new committee and chair assignments and the designation of a Non-Executive Chairman of the Board each February. Effective February 2023, the Board of Directors approved the Board Committee assignments for the year and re-designated David Goebel as the Non-Executive Chairman of the Board. The current committee makeup is provided in the “Board Nominees” table in the Proxy Summary.
The authority and responsibility of each Committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance
Committees is included in each Committee charter available at http://investors.jackinthebox.com.
Audit Committee. As more fully described in its charter, the Audit Committee assists the Board of Directors with overseeing:
•	the integrity of the Company’s financial reports;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent registered public accountant’s performance, qualifications and independence;
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CORPORATE GOVERNANCE

•	the performance of the Company’s internal auditors; and
•	the Company’s processes for identifying, evaluating, and addressing major financial, legal, regulatory compliance, and enterprise risks.
The Audit Committee has sole authority to select, evaluate, and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has appointed KPMG LLP (“KPMG”) as its independent registered public accountants for fiscal 2024 and is asking the shareholders to ratify this appointment in Proposal 2. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider the selection to determine, in its discretion, whether to retain KPMG or to select a different registered public accountant. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year.
The Audit Committee meets at least each quarter with KPMG, Management and the Company’s Internal Audit Head, to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases and the filing of quarterly and annual reports with the Securities and Exchange Commission. The Audit Committee also meets at least each quarter in private sessions with KPMG, Management, and the Internal Audit Head. The Audit Committee also oversees the Company’s Business Ethics Program, which includes receiving a quarterly report from the Ethics Officer. The Board of Directors has determined that a majority of members of the Audit Committee qualify as an “audit committee financial expert” as defined by SEC rules.
The Audit Committee held four meetings in fiscal 2023. Additional information regarding the Audit Committee is set forth in the “Report of the Audit Committee” section of this proxy.
Compensation Committee. As more fully described in its charter, the Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive officer compensation, and it oversees the performance evaluation of Management. The Compensation Committee reviews and approves the Company’s compensation philosophy and the compensation of executive officers, including short and long-term metrics and goals and compensation components (e.g., cash, equity and other forms of compensation). The Compensation Committee discusses with Management and reports to the Board any significant risks associated with the design and administration of the Company’s compensation programs and succession planning, and actions taken by Management to mitigate such risks. The Committee has approved the disclosures in the Company’s “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee held seven meetings in fiscal 2023.
Finance Committee. As more fully described in its charter, the Finance Committee assists the Board in advising and consulting with Management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, investment performance oversight for the Company’s retirement plans, the budget process, and the financial implications of major acquisitions and divestitures. The Finance Committee discusses with Management and reports to the Board major risk exposures and the monitoring and mitigation activities undertaken by Management in connection with the matters overseen by the Committee, including proposed major transactions, capital structure, investment portfolio including employee benefit plan investments, financing arrangements, and share repurchase programs. The Finance Committee held seven meetings in fiscal 2023.
Nominating and Governance Committee. As more fully described in its charter, the Nominating and Governance Committee duties include assessing the makeup and diversity of the Board, identifying and recommending qualified candidates to be nominated for election as directors at the Annual Meeting or to be appointed by the Board to fill an existing or newly created vacancy on the Board; recommending members of the Board to serve on each Board committee; and annually reviewing and recommending the leadership structure of the Board. The Nominating and Governance Committee discusses with Management and reports to the Board major risk exposures in connection with matters overseen by the Committee. Its activities include:
•	evaluating director candidates for nomination;
•	evaluating the appropriate Board size;
•	reviewing and recommending corporate governance guidelines to the Board;
•	providing oversight with respect to the annual evaluation of Board, Committee and individual director performance;
•	overseeing the Company’s political and charitable contributions;
•	assisting the Board in its oversight of the Company’s insider trading compliance program;
•	recommending director education; and
•	overseeing the Company’s ESG and sustainability strategy, initiatives, and policies.
All nominees for election as directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee held four meetings in fiscal 2023.
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Committee Member Independence
The Board has determined that each member of the Audit, Compensation, Nominating and Governance, and Finance Committees is an independent director for purposes of the NASDAQ Listing Rules as well as under the additional Director Independence Guidelines adopted by the Board. In addition, the members of the Audit Committee are all independent as required under Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of
1934, and the members of the Compensation Committee meet the definitions of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), and (iii) the requirements of Rule 10C-1 under the Securities Exchange Act of 1934.
Executive Sessions
Our independent, non-employee Directors meet in executive session without Management present at each regularly scheduled meeting of the Board. Mr. Goebel leads such executive sessions in his role as Non-Executive Chairman. The
Audit Committee also holds executive sessions at each regularly scheduled meeting, and the other Committees of the Board meet in executive session as they deem appropriate.
Board Composition and Refreshment
Policy Regarding Consideration of Director Candidates and Makeup and Diversity of the Board. The Nominating and Governance Committee has the responsibility to identify, screen, and recommend qualified candidates to the Board for nomination as directors. In evaluating director candidates, the Nominating and Governance Committee considers the qualifications listed in the Jack in the Box Inc. Corporate Governance Principles and Practices, which are available at http://investors.jackinthebox.com.
The following are some of the factors generally considered by the Nominating and Governance Committee in evaluating director candidates:
•	the appropriate size of the Board;
•	the perceived needs of the Company for particular skills, background, and business experience;
•
the skills, background, reputation and experience of the nominees, including whether those qualities add to a diversity of experiences, backgrounds, individuals, viewpoints and perspectives on the Board;

•	leadership, character and integrity;
•	independence from Management and from potential conflicts of interest with the Company;
•	experience with accounting rules and practices;
•	experience with executive compensation;
•	applicable regulatory and listing requirements, including independence requirements and legal considerations;
•	interpersonal and communications skills and the benefits of a constructive working relationship among directors; and
•	the desire to balance the considerable benefits of continuity with the periodic injection of the fresh perspective provided by new members.
The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders.
Retirement Policy. The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 75. The Board does not believe it should establish term limits which could disadvantage the Company by forcing out directors whose tenure and experience continue to add value to the workings of the Board.
Board Tenure Review Policy. The Company has a tenure review policy pursuant to which any director who has served more than 12 years on the Board shall submit to the Committee his or her voluntary offer to resign from the Board. The Committee undertakes a thorough review of any such director’s continued effectiveness and appropriateness for service and recommends to the full Board that it either accept or reject the offer of resignation; in the latter event, the long- tenured director may continue to serve on the Board and must re-submit his or her resignation offer every three years for subsequent review.
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Shareholder Recommendations and Board Nominations
In order to be evaluated pursuant to the Nominating and Governance Committee’s established procedures, shareholder recommendations for candidates for the Board must be sent in writing to the following address at least 120 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Shareholders:
Nominating and Governance Committee of the Board of Directors c/o Office of the Corporate Secretary
Jack in the Box Inc.
9357 Spectrum Center Blvd.
San Diego, CA 92123
Any recommendation submitted by a shareholder to the Nominating and Governance Committee must include the same information concerning the potential candidate and the recommending shareholder as would be required under Article III, Section 3.16 of the Jack in the Box Inc. Bylaws if the shareholder wished to nominate the candidate directly. The Committee considers all candidates regardless of the source of the recommendation. In addition to shareholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. The Company generally retains a search firm to assist it in identifying and screening candidates, and in conducting reference checks. The Committee applies the same standards in evaluating candidates submitted by shareholders as it does in evaluating candidates submitted by other sources.
A candidate nominated by a shareholder for election at an Annual Meeting of Shareholders will not be eligible for election unless the shareholder proposing the nominee has provided timely notice of the nomination in accordance with the deadlines (at least 120 days and no more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Shareholders) and other requirements set forth in the Company’s Bylaws. Article III, Section 3.16 of the Company’s Bylaws provides that, in order to be eligible for election as a director, a candidate must deliver to the Corporate Secretary statements indicating whether the candidate:
•	is a party to any voting commitment that has not been disclosed to the Company;
•	is a party to any voting commitment that could limit the nominee’s ability to carry out a director’s fiduciary duties;
•	is a party to any arrangements for compensation, reimbursement, or indemnification in connection with service as a director and has committed not to become a party to any such arrangement; and
•	will comply with the Company’s publicly disclosed policies and guidelines.
The foregoing is a summary of provisions of the Company’s Bylaws and is qualified by reference to the actual provisions of Article III, Section 3.16.
Code of Conduct
Jack in the Box Inc. is committed to establishing and maintaining an effective ethics and compliance program that is intended to increase the likelihood of preventing, detecting, and correcting ethical lapses and violations of law or Company policy. In 1998, the Company adopted a Code of Conduct (the “Code”) which applies to all officers, and employees, as well as to our Board of Directors. The Company also provides our franchisees and significant vendors with our Code and with procedures for communicating any ethics or compliance concerns to the Company. The Code is revised from time to time, most recently in July 2020 to update certain references to new personnel.
The Code is available on the Company’s website at http://investors.jackinthebox.com. We will disclose amendments to, or waivers of our Code that are required to be disclosed under the securities rules, by posting such information on the Company’s website, www.jackintheboxinc.com. Any waiver of our Code for directors or executive officers must be approved by the Board of Directors. The Company did not grant any such waivers in fiscal 2023 and does not anticipate granting any such waiver in fiscal 2024.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is an officer, former officer, or employee of the Company. During fiscal 2023, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal 2023, no interlocking relationship existed between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.
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CORPORATE GOVERNANCE

Additional Corporate Governance Principles and Practices
The Company has adopted Corporate Governance Principles and Practices which contain general principles and practices regarding the functioning of the Board of Directors and the Board Committees. The Nominating and Governance Committee regularly reviews the Principles and Practices and recommends revisions if and as appropriate. The full text of the Principles and Practices may be found at http://investors.jackinthebox.com. The Principles and Practices address many of the items discussed above, and also include the following items:
Limitation on Other Board Service. Non-employee directors may not serve on the boards of more than three other public companies. Our Corporate Officers are generally limited to serving on no more than one outside public company board, taking into consideration the time commitment and potential business conflicts inherent in such service.
Review of Director Skill Matrix. The Nominating and Governance Committee annually utilizes a skill matrix to assess the capabilities of the current directors and any needs for the Board as a whole. The matrix itself is updated if and as necessary to assure that it remains relevant to the evolving needs of the Company and the Board.
Board, Committee, and Individual Director Evaluations. The directors annually participate in a robust evaluation process focusing on an assessment of Board operations as a whole and the service of each director. Additionally, each of the Audit, Compensation, Finance, and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations, and reviews and reports to the Board on the outcome of these self-evaluations. As part of the evaluation process most years, the Non-Executive Chairman of the Board will meet individually with each director to generate and discuss any ideas for improving the effectiveness of the director and/or the Board.
New Director Orientation and Continuing Education. The Board works with Management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the franchise restaurant industry as well as Company personnel, facilities, strategies and challenges, and corporate governance practices, including board ethics. Continuing education programs may include in-house and third-party presentations and programs.
Corporate Responsibility
We believe the success of our past and of our future is built on the foundation of conducting our business with honesty, integrity and an uncompromised standard of ethics. Integrity is at the core of our interactions with each other and with our guests. This requires more than offering delicious, craveable food with friendly service. We strive to instill an environment of open communication and strong ethics throughout the organization and in all our business relationships.
ESG oversight is conducted from the highest levels of our organization. Our Nominating and Governance Committee oversees our ESG and sustainability strategy, initiatives, and policies, and it reviews management’s assessments of such strategy, initiatives, and policies. Additionally, the other committees of the Board are briefed on ESG matters relevant to their scope. For example, the Audit Committee is responsible for enterprise risk management and oversight over the Company’s ethics program in promoting an ethical culture, while the Compensation Committee oversees topics such as gender pay equity and human capital management.
At the management level, ESG oversight is provided by our Chief Legal & Risk Officer and our ESG Steering Committee, who support our ongoing commitment to sustainability and the integration of ESG into our business operations. Our ESG Steering Committee is charged with setting the company’s ESG strategy; overseeing communication with employees, investors and other stakeholders with respect to ESG matters; and monitoring and anticipating developments related to and improving our understanding of ESG matters. The ESG Steering Committee is made up of subject-matter experts in relevant disciplines across our organization such as human resources, operations, supply chain, investor relations, and legal and government affairs. The Committee reports to the Board of Directors at least annually and to the Nominating and Governance Committee at least biannually.
We recently published a 2023 Sustainability Report, which can be found on our website at http://investors.jackinthebox.com.
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DIRECTOR COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

DIRECTOR COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS
Under its charter, the Compensation Committee of the Board of Directors (the “Committee”) is responsible for reviewing and recommending to the Board the form and amount of compensation for our non-employee directors (the “directors”). The following discussion of compensation and stock ownership requirements applies only to our independent directors. Mr. Harris, who is an employee of the Company and compensated as an executive officer, does not receive additional compensation for his services as a director.
The Board believes that total compensation for directors should reflect the work required in both (i) their ongoing oversight and governance role and (ii) their continuous focus on driving long-term performance and shareholder value. The compensation program is designed to provide pay that is within a competitive range approximating the 50th percentile of pay of directors in the Company’s Peer Group, which is selected each year for purposes of evaluating our executive and director compensation and can be found under “Fiscal 2023 and Fiscal 2024 Peer Group” in the Compensation Discussion & Analysis (“CD&A”) section of this Proxy Statement.
Director Compensation Program Review
The Compensation Committee reviews the competitiveness of the compensation program at least every two years. The last review occurred in September 2023 when the Committee’s independent compensation consultant Meridian Compensation Partners (“Meridian”) provided competitive market data for the pay of directors in the Company’s fiscal 2024 Compensation Peer Group. Based on Meridian’s conclusion that the Company’s director compensation program was below the 50th percentile of pay relative to the 2024 Peer Group, the Committee recommended and the Board approved changes to the annual cash retainers and restricted stock awards to maintain a competitive pay program. The changes are effective following the Annual Meeting and are shown in the table below under “Annual Compensation Program.”
Director Stock Ownership and Holding Requirements
The Board believes all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our shareholders. Our Corporate Governance Principles and Practices requires that within a reasonable period after joining the Board, each director must own shares of the Company’s common stock having a value of five times the annual cash retainer for Board Service, in addition to holding at least 50% of the shares resulting from RSU grants until the director’s stock ownership requirement is met. The table below shows each director’s ownership value, except for Mr. Ramirez who joined the Board in January 2024, based on a closing stock price of $69.06 on the last trading day of fiscal 2023 (September 29, 2023).
Name	Direct Holdings/ Unvested RSUs (#)	Deferred Units / Common Stock Equivalents(#)	Total Value(1) ($)
Mr. Diaz	1,332	—	$91,988
Mr. Goebel	8,544	21,456	$2,071,800
Ms. John	3,765	7,029	$745,434
Ms. Kleiner	7,888	12,818	$1,429,956
Mr. Murphy	1,332	69,042	$4,860,028
Mr. Myers	7,175	23,141	$2,093,623
Mr. Tehle	10,453	50,555	$4,213,212
Ms. Yeung	1,332	10,990	$850,957
(1)	Each director meets the stock ownership requirement except for Mr. Diaz who joined the Board in September 2022.
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DIRECTOR COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

Annual Compensation Program
Our director compensation program consists of a combination of cash retainers for Board service and for serving as Chair and/or member of Board committees, in addition to an annual restricted stock award granted in the form of time-vested restricted stock units (“RSUs”). The Non-Executive Chairman receives an additional cash retainer and restricted stock award for serving as Chairman. In addition, the Company reimburses directors for usual and customary travel and out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.
We provide annual grants of RSUs because RSUs cause the value of directors’ share ownership to increase and decrease along with other shareholders, serving the objective of long-term alignment with shareholder interests, and RSUs are also a prevalent form of director compensation among our Peer Group. The number of RSUs granted is determined by dividing the annual restricted stock award value by the closing price of Common Stock on the date of the annual grant, which is shortly after the Annual Meeting of shareholders, provided the director is providing services to the Company on the date of grant. RSUs vest on the earlier of the first business day 12 months from the date of grant (unless deferred) or upon the director’s termination of service with the Board.
The table below discloses the annual cash retainers, paid quarterly in arrears, and the value of the annual restricted stock award. New directors receive a prorated quarterly retainer payment in arrears, if applicable, following his or her appointment to the Board.
Compensation Element(1)(2)	Fiscal 2023	Fiscal 2024(4)
Board Service Cash Retainer	$65,000	$75,000
Restricted Stock Award Value	$110,000	$125,000
Audit Committee Chair and Compensation Committee Chair Cash Retainer	$25,000	$25,000
Nominating & Governance (N&G) Committee Chair Cash Retainer	$12,500	$15,000
Finance Committee Chair Cash Retainer	$12,500	$12,500
Audit Committee Member Cash Retainer(3)	$10,000	$12,500
Compensation Committee Member Cash Retainer(3)	$7,500	$10,000
Finance Committee Member and N&G Committee Member Cash Retainer(3)	$5,000	$10,000
Additional Non-Executive Chairman Cash Retainer	$45,000	$60,000
Additional Non-Executive Chairman Restricted Stock Award Value	$45,000	$60,000
(1)
Directors may elect to defer receipt of their cash retainers in the form of Common Stock equivalents under the Jack in the Box Inc. Deferred Compensation Plan for Non- Management Directors (the “Deferred Compensation Plan”). The number of Common Stock equivalents credited to a director’s account is based on a per share price equal to the average of the closing price of Common Stock on the NASDAQ Stock Market for the 10 trading days immediately preceding the date the deferred compensation is credited to the director’s account. Under the Deferred Compensation Plan, to the extent dividends are paid, dividend equivalents and fractions thereof are converted to additional Common Stock equivalents and are credited to a director’s deferred compensation account as of the dividend payment dates. Each director’s account is settled in an equal number of shares of Common Stock upon the director’s termination of service from the Board. The Deferred Compensation Plan is a non-qualified plan under the Internal Revenue Code.

(2)
Directors may elect to defer receipt of shares issuable under RSU awards to termination of their Board Service; and beginning with the February 2015 RSU awards, shares that have vested and been deferred earn a dividend (in the form of Common Stock equivalents) to the same extent the Company pays a dividend on outstanding shares.

(3)	Cash retainer earned for each Committee served on.
(4)	The fiscal 2024 changes are effective following the March 1, 2024 Annual Meeting of Shareholders.
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DIRECTOR COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

Fiscal 2023 Compensation
The table below sets forth the compensation amounts earned during fiscal 2023 by each of the Company’s non-employee directors, except for Mr. Ramirez who did not serve on the Board in fiscal 2023.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Mr. Diaz	$68,750	$110,000	$0	$178,750
Mr. Goebel	$122,500	$155,000	$35,437	$312,937
Ms. John	$77,500	$110,000	$11,596	$199,096
Ms. Kleiner	$87,500	$110,000	$13,451	$210,951
Mr. Murphy	$95,000	$110,000	$104,002	$309,002
Mr. Myers	$87,500	$110,000	$36,193	$233,693
Mr. Tehle	$95,000	$110,000	$66,403	$271,403
Ms. Yeung	$80,000	$110,000	$18,364	$208,364
(1)
“Fees Earned or Paid in Cash” reflects Board and Committee retainers paid to each director in 2023 either (a) in cash or (b) deferred at the director’s election (in the case of Ms. Yeung, and Messrs. Goebel and Myers).

(2)	“Stock Awards” reflect the grant date fair value of RSUs granted under the 2023 Omnibus Incentive Plan, computed in accordance with ASC 718.
(3)
The amount reported in the “All Other Compensation” column reflects four dividend payments made during fiscal 2023 that were credited to the applicable directors’ common stock equivalent accounts, in connection with (1) the respective director’s prior deferral of cash retainers under the Director Deferred Compensation Plan described above in footnote 1 to the Annual Compensation Program table, and/or (2) beginning with the February 2015 RSU award, vested deferred RSUs as described footnote 2 to the Annual Compensation Program table. Dividends are paid only to the same extent the Company pays a dividend on outstanding shares.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE
The following is the report of the Audit Committee with respect to Jack in the Box Inc.’s audited consolidated financial statements for the fiscal year ended October 1, 2023.
The Audit Committee has reviewed and discussed the annual consolidated financial statements with Management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm (the “independent auditor”). Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor.
The Audit Committee met on four occasions in the fiscal year ended October 1, 2023. The Audit Committee met with the independent auditor, with and without Management present, to discuss the results of its audit and quarterly reviews of the Company’s financial statements. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Statement on Auditing Standards No. 1301 Communications with Audit Committees. The Audit Committee also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s Management and internal audit group as well as the Company’s independent auditor whose reports express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles and on the effectiveness of internal control over financial reporting.
Based on the reviews and discussions referred to above, and the reports of KPMG, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2023, for filing with the SEC.
THE AUDIT COMMITTEE
David M. Tehle, Chair
Guillermo Diaz, Jr.
Madeleine Kleiner
James M. Myers
Vivien M. Yeung
This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.
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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES
The following table presents fees billed for professional services rendered by KPMG, the Company’s independent registered public accountants, for the fiscal years ended October 1, 2023, and October 2, 2022.
	2023	2022
Audit Fees(1)	$2,222,000	$2,006,145
Securitization Related Audit Fees(2)	$115,000	$115,000
All Other Fees(3)	$30,000	$155,000
KPMG Total Fees	$2,367,000	$2,276,145
(1)
Audit Fees include fees for the audit of the Company’s consolidated annual financial statements and the audit of the effectiveness of internal controls over financial reporting. Audit Fees also include fees for review of the interim financial statements included in our Form 10-Q quarterly reports.

(2)	Securitization Related Audit Fees include fees for the audit of Jack in the Box SPV Guarantor, LLC and Subsidiaries’ consolidated annual financial statements.
(3)
All Other Fees include the issuance of consents that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements and the issuance of a Comfort Letter in connection with the Company’s Securitization Refinancing transaction in FY2022.

Registered Public Accountants’ Independence. The Audit Committee has considered whether the provision of the above-noted services, other than audit services, is compatible with maintaining KPMG’s independence, and has determined that the provision of such services has not adversely affected KPMG’s independence.
Policy on Audit Committee Pre-Approval of Services. The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable securities rules. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Pre-Approval Policy, which is available on our website at http://investors.jackinthebox.com.
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PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2024. Although action by shareholders in this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of this appointment.
KPMG LLP has served as the Company’s independent auditor since 1986. One or more representatives of KPMG LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders present at the meeting. The following proposal will be presented at the Annual Meeting:
Action by the Audit Committee appointing KPMG LLP as the Company’s independent registered public accountants to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 29, 2024, is hereby ratified, confirmed and approved.
Vote Required for Ratification
Ratification requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 33

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), shareholders have the opportunity to cast an advisory vote on the compensation of our named executive officers (“NEOs”) as disclosed in the CD&A, the compensation tables, narrative disclosures, and related footnotes included in this Proxy Statement. This “Say on Pay” vote is advisory, and therefore nonbinding on the Company; however, the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, values the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation decisions. We received a 96.9% favorable vote on Say on Pay at our 2023 Annual Meeting of Shareholders.
The Compensation Committee engages the services of an independent compensation consultant to advise on executive compensation matters, including competitive compensation targets within the marketplace, and Company performance goals and analysis.
As discussed in more detail in the CD&A, our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term shareholder value. The Compensation Committee believes our program is competitive in the marketplace, links pay to performance by rewarding our NEOs for achievement of annual and long-term financial and operational goals (and, in some years, strategic goals), and aligns our NEOs’ interests with the long-term interests of our shareholders by providing a mix of performance and time-based equity awards. Specifically, the largest proportion of compensation paid to our NEOs is based on the Company’s business performance.
Our fiscal 2023 NEOs include our Chief Executive Officer (CEO); Executive Vice President, Chief Financial Officer (CFO); Senior Vice President, Controller (Former Interim PFO); Former Executive Vice President, Chief Financial Officer (Former CFO); Executive Vice President, Chief Marketing & Digital Officer (CMDO); Senior Vice President, Chief Supply Chain Officer (CSCO); and Senior Vice President, Chief Legal & Risk Officer (CLRO).
The Compensation Committee believes shareholders should consider the following key components of our compensation programs and governance practices when voting on this proposal:
Pay for Performance Orientation
•
Competitive, Targeted Pay. We target executive base salary, target total cash compensation, and target total direct compensation to deliver competitive pay for performance that meets expectations, and the opportunity for higher pay only if performance exceeds expectations.

•
Pay Mix. Our executive compensation program includes a mix of fixed and variable compensation, with the largest proportion of target compensation in the form of annual and long-term incentives that directly tie to achievement of Company financial and strategic goals and drive long-term shareholder value.

•
Long-Term Incentive (“LTI”). Annual equity awards for our NEOs in fiscal 2023 included performance shares (“PSUs”) and time-vested restricted stock units (“RSUs”), equally weighted, and with holding requirements. The PSUs cliff vest after three years based on achievement of performance metrics over a three fiscal year performance period. The grant guidelines, goals, and performance metrics for the PSU awards granted in December 2022 for the performance period fiscal 2023-2025 are further described in the CD&A.

•
2023 Annual Incentive. In 2023, our NEOs’ annual incentive opportunity was based on two financial metrics, (1) Consolidated Operating EBIT (weighted 50%); and for each brand, (2) System Same-Store Sales (weighted 24% for Jack and 6% for Del Taco), and a Strategic Goal for Development & Growth (weighted 16% for Jack and 4% for Del Taco). The total incentive payout attained by our NEOs was 160.6% of target payout as determined by the Board and described further in the CD&A.

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PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Alignment with Long-Term Shareholder Interests
•
Equity Awards. The largest proportion of our NEOs’ total pay is delivered in equity awards (for fiscal 2023, PSUs and RSUs), representing 64% of Mr. Harris’ targeted total direct compensation in fiscal 2023.

The RSUs granted in fiscal 2023 vest 33% per year over three years, and the PSUs granted in fiscal 2023 cliff vest at the end of a three-year performance period based on achievement of pre-established performance goals.
•
Stock Ownership and Stock Holding Requirement. Our NEOs and other executive officers are required to own a significant amount of the Company’s stock based on a multiple of base salary, in addition to a stock holding requirement whereby each executive must hold 50% of after-tax net shares resulting from the vesting of PSUs and RSUs until the executive meets their multiple of base salary stock ownership requirement (“hold until met”).
•	No Evergreen – No Repricing. We do not have an evergreen plan, and we prohibit repricing equity awards without shareholder approval.
•
No Pledging or Hedging. As described in greater detail in the CD&A, we prohibit Section 16 officers (including our NEOs and other executive officers) from pledging Company stock as collateral for any obligation or engaging in hedging transactions involving our stock.

Recommendation
With the assistance of its independent compensation consultant, the Compensation Committee has thoughtfully developed our executive compensation programs, setting NEO compensation that links pay to performance and provides an appropriate balance of short-term and long-term incentives that are aligned with long-term shareholder interests. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:
“RESOLVED, that Jack in the Box Inc. shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described narrative disclosures in this Proxy Statement for the 2024 Annual Meeting of Shareholders.”
Vote Required for Approval
Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal and will not be included in calculating the number of votes necessary for approval for this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 35

CD&A — I. EXECUTIVE SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) explains the key objectives and elements of our executive compensation program and the compensation decisions for our named executive officers (“NEOs”) in fiscal 2023. The Compensation Committee of our Board of Directors (the “Committee”), with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs. Our fiscal 2023 NEOs are:
• Darin S. Harris	Chief Executive Officer (“CEO”), our principal executive officer
• Brian M. Scott(1)	Executive Vice President, Chief Financial Officer (“CFO”), our principal financial officer
• Dawn E. Hooper(1)	Senior Vice President, Controller, our former interim principal financial officer (“Interim PFO”)
• Timothy E. Mullany(2)	Former Executive Vice President, Chief Financial Officer (“Former CFO”), our former principal financial officer
• Ryan L. Ostrom	Executive Vice President, Chief Marketing & Digital Officer (“CMDO”)
• Dean C. Gordon	Senior Vice President, Chief Supply Chain Officer (“CSCO”)
• Sarah L. Super	Senior Vice President, Chief Legal & Risk Officer (“CLRO”)
(1)
Effective December 12, 2022, Ms. Hooper, the Company’s Senior Vice President, Controller, assumed a temporary role as our principal financial officer and continued serving in this role until Mr. Scott joined the Company as Executive Vice President, Chief Financial Officer on August 14, 2023.

(2)	Mr. Mullany separated employment with the Company on February 2, 2023.
Quick Reference Guide
Executive Summary	Section I
Compensation Principles and Objectives	Section II
Compensation Competitive Analysis	Section III
Elements of Compensation	Section IV
Compensation Decision-Making Process	Section V
Fiscal 2023 Compensation	Section VI
Additional Compensation Information	Section VII
CEO Pay Ratio Disclosure	Section VIII
I. EXECUTIVE SUMMARY
Jack in the Box is committed to responsibly building long-term shareholder value. Our executive compensation program is designed to deliver on this commitment by using a balanced performance measurement framework that is aligned with the key drivers of Company performance and shareholder value creation. This executive summary provides an overview of our fiscal 2023 performance, compensation framework and pay actions, targeted total direct compensation, and CEO pay for performance alignment.
a. Fiscal 2023 Review
Summary
Fiscal 2023 was a year where Jack in the Box met the challenge of an uncertain operating environment for the restaurant industry and continued to implement its strategy supported by the energy and passion of our restaurant operators, franchisees, and team members across both the Jack in the Box and Del Taco brands.
The fundamental strength and momentum of our two challenger brands has us ready to take the next steps toward becoming a growth-oriented company as we enter 2024.
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CD&A — I. EXECUTIVE SUMMARY

The excitement around our future primarily relates to four key areas where we continue to manage through the external environment and deliver impressive results:
•	First, the reliability and consistency of our top-line sales performance, supported by innovation and the execution of a sophisticated and dynamic marketing plan.
•	Second, our growth strategies are beginning to take shape, highlighted by positive net unit growth and two high-performing new market openings in 2023.
•	Third, we have now reached 12% digital sales for both brands, as we continue to become a formidable digital and e-commerce competitor within the restaurant industry.
•
And lastly, 2023 was a big year of progress related to Jack in the Box operations and margins, with significant improvement on key metrics including speed of service and a 4.5% year-over-year improvement in restaurant level margin.

Thank you for your interest and support of Jack in the Box, and we look forward to another landmark year of meaningful progress against our strategy in 2024.
Returns to Shareholders
In fiscal 2023, the Company returned approximately $90 million to shareholders through stock buybacks, as well as another $36 million in dividends. The Company continues to offer a viable long-term opportunity for shareholders seeking a value-oriented stock with a growth-focused strategy in place.
Financial and Operational Results (FY 2023)
•	Systemwide sales increased 7.5% year-over-year for Jack in the Box and 1.8% for Del Taco.
•	System same-store sales(1) increased 7.3% year-over-year for Jack in the Box, marking the thirteenth consecutive year of same-store sales growth, and increased 1.7% for Del Taco(2).
•	Total revenues increased by $224.2 million, or 15.3%, year-over-year.
•	Net earnings increased to $130.8 million, and diluted earnings per share (“EPS”) increased to $6.30.
•	Restaurant level margin(3) increased to 20.9% for Jack in the Box and decreased to 16.5% for Del Taco.
•	Franchise level margin(3) increased to 41.9% for Jack in the Box and decreased to 36.3% for Del Taco.
•	Adjusted EBITDA(4) increased year-over-year to $339.2 million.
•
Net units increased for both brands. Jack in the Box increased by 5 units year-over-year with 15 closures and 20 restaurant openings during the year. For Del Taco, net units increased by 1 unit year-over-year with 13 closures and 14 restaurant openings during the year.

(1)
System same-store sales represents changes in sales at company and franchise restaurants open more than one year. Franchise sales represent sales at franchise restaurants and are revenues of our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and percentage rent revenues are calculated based on a percentage of franchise sales. We believe system same-store sales information is useful to investors as it has a direct effect on the Company’s profitability.

(2)
Del Taco same-store sales on a two-year basis and all prior year comparisons are pro forma and based on the time period of Jack in the Box’s full two-year fiscal calendar. We believe Del Taco's information on this time period is useful to investors as they have a direct effect on the company's profitability.

(3)
Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See “Appendix A - Reconciliation of Non-GAAP Measurements to GAAP Results.”

(4)
Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net amortization of franchise tenant improvement allowances and incentives, COLI losses (gains), net, and pension and post-retirement benefit costs. See “Appendix A - Reconciliation of Non-GAAP Measurements to GAAP Results.”

JACK IN THE BOX INC. | 2024 PROXY STATEMENT 37

CD&A — I. EXECUTIVE SUMMARY

b. Fiscal 2023 Compensation Framework and Key Pay Actions
Our executive compensation program is designed to motivate, engage, and retain a talented executive leadership team and to appropriately reward them for their contributions to our business. Our performance measurement framework consists of a combination of multiple performance metrics, varying time horizons, and multiple equity vehicles. The largest proportion of our executives’ compensation is variable and is directly tied to the achievement of annual and longer-term financial and operating goals, and stock price performance. In combination, these metrics and vehicles provide a balanced and comprehensive view of performance and drive the Committee’s executive compensation decisions.
Consistent with the fundamental principle that compensation programs should align pay with performance, the Company’s fiscal 2023 performance directly impacted compensation decisions and pay outcomes, as shown below in the chart that summarizes the compensation framework and key fiscal 2023 performance measures and pay actions.
Performance Measurement Framework with 2023 Pay
Base Salary

•  In early fiscal 2023, our NEOs (other than Mr. Scott, who joined the Company in August 2023) received salary increases to maintain market competitiveness and recognize individual performance. Ms. Hooper received a subsequent salary increase in connection with her assumption of the Interim PFO role.

Annual Incentive

•  The fiscal 2023 annual incentive plan for our NEOs was composed of a financial metric for consolidated financial performance; and, for each of our Jack in the Box and Del Taco brands, financial and strategic performance metrics, with the weightings of such metrics set relative to each brand’s size and impact to the Company. Our fiscal 2023 annual incentive performance metrics, weightings, and results are set forth in the table below. Mr. Scott, who was hired in August 2023, was not eligible to participate in the fiscal 2023 annual incentive plan.

Fiscal 2023 Design and Performance Results
Performance Metrics	Weighting	Actual Payout (% of Target)(1)
Consolidated Operating EBIT	50%	169.5%
Jack in the Box Same Store Sales	24%	193.0%
Del Taco Same Store Sales	6%	91.8%
Jack in the Box Development & Growth	16%	100.0%
Del Taco Development & Growth	4%	200.0%
(1)	Annual incentives were paid at 160.6% of target payout based on the weighted results described in CD&A section VI.b.
(2)
For each performance metric, the minimum incentive payout is 50% of target payout opportunity and the maximum incentive payout is 200% of target payout opportunity. For financial goals, performance and payouts are prorated between performance levels. For strategic goals, performance and payouts are not prorated between performance levels, attainment is cumulative, meaning attainment of target requires full attainment of both threshold and target goals, and attainment of maximum requires full attainment of threshold, target, and maximum goals.

38 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

CD&A — I. EXECUTIVE SUMMARY

Long-Term Incentive
The long-term incentive awards for our NEOs in fiscal 2023 were composed of performance shares (“PSUs”) and restricted stock units (“RSUs”) as outlined below.

•  For the FY 2023-2025 PSU grant, the Committee established two goals: (1) Cumulative Systemwide Sales at fiscal year-end 2025 for consolidated Jack in the Box and Del Taco restaurants, and (2) Adjusted Return on Invested Capital (ROIC), with goals set annually at the beginning of each fiscal year of the three-fiscal year performance period.

Fiscal 2023 Stock Grants

(50% Weighting)

Performance Shares (PSU)

Vesting based on PSU goal achievement over a three-fiscal year performance period, and upon vesting, 50% of after-tax net shares are subject to stock holding requirement

Goals

Cumulative Systemwide Sales (Weighted 50%)
(All Company and Franchise Restaurants)

Adjusted Return on Invested Capital (ROIC) (Weighted 50%)

(50% Weighting)

Restricted Stock Units (RSU)

Vest 33% per year over 3 years, and upon vesting, 50% of after-tax net shares are subject to stock holding requirement

•  For the FY2021-2023 PSU grant, the Committee certified goal achievement and approved the maximum payout of 150% of PSUs granted based on performance for the three fiscal year performance period ending in fiscal 2023.

Special Pay Action – New Hire Compensation

•  During fiscal 2023, in consultation with its independent compensation consultant, the Board established a compensation package to induce Mr. Scott to join the Company as our Executive Vice President, Chief Financial Officer. The compensation package included (a) a market-competitive salary; (b) a sign-on cash bonus of $250,000 that was paid in fiscal 2023 for repayment of his sign-on bonus with his former employer; (c) a new-hire cash bonus of $400,000 that was paid in December 2023 (fiscal 2024) and subject to continued employment with the Company to replace compensation forfeited with his former employer; and (d) an equity award of RSUs and PSUs, granted two weeks after his start date which is described in CD&A Section VI.d. “Equity Award for New Executive Officer.”

c. Fiscal 2023 Compensation Program Design Changes
In 2023, the Committee made the decision to revise certain components of our executive compensation programs to better align with competitive market practices and our business strategy for growth and development. The resulting changes included:
1)
Approving an updated Peer Group for fiscal 2023 that better reflects those companies with a similar revenue structure and that compete with us in the consumer marketplace and for investment opportunities and executive talent.

2)
For the annual incentive plan, (a) to align with market practice, increasing the threshold payout opportunity for financial goals from 0% to 50%, and (b) with objective performance measures for strategic goals, the maximum payout opportunity was increased from 150% to 200%. For both financial and strategic performance metrics, there is no payout if the threshold goal is not met.

3)	For the long-term incentive plan, changing the vesting of RSUs from 25% per year over four years, to vesting 33% per year over three years.
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 39

CD&A — I. EXECUTIVE SUMMARY

d. Fiscal 2023 Pay Mix
Our executive compensation program is structured so that our NEOs’ target total direct compensation (“TDC”) (composed of base salary, target annual incentive and target long-term incentive) emphasizes the Company’s performance. For fiscal 2023, 83% of our CEO’s annual TDC and 64% for the other NEOs average annual TDC is variable and at-risk, delivered in the form of annual and long-term incentives. Additionally, the portion of our fiscal 2023 target TDC that is directly dependent on achievement of designated Company performance objectives other than our stock price performance is 51% of target TDC for our CEO and an average of 42% of target TDC for our other NEOs.

(1)
This chart (a) excludes Mr. Scott who joined the Company in August 2023, (b) Mr. Mullany, who separated employment in February 2023, and (c) Ms. Hooper, who as Interim PFO, did not participate in the executive compensation program for fiscal 2023.

e. CEO Compensation and Pay for Performance Alignment
Each year, the Committee assesses our CEO’s actual compensation relative to the Company’s performance. The graph below shows the relationship of our CEO’s actual TDC compared to our cumulative total shareholder return (TSR) performance in each of the last five fiscal years. Actual TDC in this chart includes base salary, annual incentive earned for the fiscal year, and the long-term incentive grant date award value, all as reported in the SCT.
As illustrated below, pay and performance are generally aligned, with higher pay in years with strong financial and TSR performance, and lower pay in years when financial performance did not meet goals and/or TSR declined. For fiscal 2023, although not reflective in our TSR, our CEO’s increase in total pay was primarily a result of exceptional performance against our financial goals for Operating EBIT, Same Store Sales Growth, and achieving our strategic goals for development and growth under our fiscal 2023 annual incentive plan, which resulted in an overall incentive payout of 160.6% of target payout.

(1)
The graph above shows the cumulative return to holders of the Company’s Common Stock at September 30th of each year assuming $100 was invested on September 30, 2018, and assumes reinvestment of dividends.

40 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

CD&A — II. COMPENSATION PRINCIPLES AND OBJECTIVES

f. Say-on-Pay Feedback from Shareholders
In 2023, we sought an advisory vote from our shareholders regarding our executive compensation program and received a 96.9% favorable vote supporting the program, and received above 92.0% over the prior four years, averaging 95.0%. Each year, the Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation provided to our NEOs and other executives. Given the significant level of shareholder support and our shareholder outreach throughout the year, the Committee concluded that our executive compensation program continues to align executive pay with shareholder interests and provides competitive pay that encourages retention and effectively incentivizes performance of talented NEOs and executives.
II. COMPENSATION PRINCIPLES AND OBJECTIVES
The Committee focuses on the following principles and objectives in determining and measuring the various components of our executive compensation programs:
•
Competitive target pay structure, including base salary, annual incentive, and long-term incentives that enable us to attract and retain talented, experienced executives who can deliver successful business performance and drive long-term shareholder value.

•
Pay for performance alignment, with the largest proportion of executive pay in the form of performance-based annual and long-term incentives that directly tie payouts, if any, to the achievement of corporate goals, strategies, and stock price performance.

•	Comprehensive goal setting, with financial, operational, and strategic performance metrics that drive long-term shareholder value.
•	Incentivizing balanced short-term and long-term executive decision making, through variable compensation components (cash and stock) using varying timeframes.
•	Executive alignment with shareholder interests, through stock ownership and holding requirements that build and maintain an executive’s equity investment in the company.
•	Sound governance practices and principles in plan design and pay decisions, with the Committee considering both what and how performance is achieved.
•
Management of compensation risk, by establishing incentive goals that avoid placing too much emphasis on any one metric or performance time horizon, thereby discouraging excessive or unwise risk-taking.

Internal Pay Equity
Our compensation programs are designed so that potential compensation opportunities are appropriate relative to each executive’s level of responsibility and impact. While program design is similar for executives at the same level, actual pay may vary based on job scope and individual performance over time. Additionally, we strive to ensure pay equity between our female employees and male employees performing equal or substantially similar work. Each year, we review the median pay of our male and female employees, share the results with the Board of Directors, and take remedial action as appropriate to ensure that male and female employees are paid equally.
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 41

CD&A — III. COMPENSATION COMPETITIVE ANALYSIS

III. COMPENSATION COMPETITIVE ANALYSIS
a. Competitive Analysis
Each year, the Committee relies on multiple data points to assess the competitiveness of our executive compensation program and the individual compensation of our executives. Information the Committee uses to perform this analysis includes:
•	The Company’s performance against its performance goals;
•	The mix of annual and long-term compensation in the form of cash and equity-based compensation;
•
A review of market compensation data provided by the Committee’s independent consultant, which includes data from (a) proxy statement disclosures of our Peer Group (described below) and (b) general industry data from national compensation surveys; and

•	The Company’s financial performance relative to our Peer Group.
b. Fiscal 2023 Peer Group
Each year, the Committee reviews and approves the Peer Group that its independent compensation consultant uses in its market analysis of competitive compensation levels and program design elements, and for which the Committee then references when determining target total compensation levels and practices for our NEOs.
Our practice in selecting Peer Group companies is to focus primarily on companies in the restaurant industry who are comparable in scale, as measured by, among other criteria, systemwide sales, revenue, franchise mix, location of headquarters, regional footprint, and dining format. The Committee also considered the peer companies used by the proxy advisory firms. In August 2022, the Committee established the fiscal 2023 Peer Group based on the aforementioned criteria, and to reflect the increase in the Company’s size following its acquisition of Del Taco in March 2022. This comprehensive review resulted in removing Carrols Restaurant Group, Inc. and Red Robin Gourmet Burgers, Inc.; and, adding Bloomin’ Brands, Inc. and Brinker International Inc. The table below lists the companies in the fiscal 2023 Peer Group.
Fiscal 2023 Peer Group
Company Name

BJ’s Restaurants, Inc. (BJRI)
Bloomin’ Brands, Inc. (BLMN)
Brinker International Inc. (EAT)
Chipotle Mexican Grill, Inc. (CMG)
Cracker Barrel Old Country Store, Inc (CBRL)
Denny’s Corporation (DENN)
Dine Brands Global Inc. (DIN)
Domino’s Pizza, Inc. (DPZ)
El Pollo Loco Holdings, Inc. (LOCO)

Krispy Kreme, Inc. (DNUT)
Papa John’s International Inc. (PZZA)
Restaurant Brands International Inc. (QSR)
Shake Shack Inc. (SHAK)
Texas Roadhouse, Inc. (TXRH)
The Cheesecake Factory Inc. (CAKE)
The Wendy’s Company (WEN)
Wingstop Inc. (WING)

42 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

CD&A — IV. ELEMENTS OF COMPENSATION

IV. ELEMENTS OF COMPENSATION
Our executive compensation programs consist of the elements summarized below, and are designed to (a) achieve our compensation principles and objectives, (b) enable the Company to attract, retain, motivate, engage, and reward our NEOs and other executives, (c) encourage an appropriate level of risk taking, as discussed later in this CD&A, and (d) tie pay to performance.
Element / Type of Plan	Link to Compensation Objectives	Key Features
Current Year Performance
Base Salary (Cash)	• Fixed cash compensation to attract and retain executive talent that drives Company success.
Competitive pay that is targeted to approximate a reasonable range of the market median relative to job scope and complexity and criticality of position, and individual knowledge, skills and experience. Base salary levels are generally reviewed annually and may be adjusted if appropriate based on individual performance, market pay changes, and internal equity.

Annual Incentive (Cash)	• Variable cash compensation • Motivates and rewards for achievement of annual performance goals intended to create long-term shareholder value.
Incentives are targeted to approximate a reasonable range of the market median and are set as a percentage of base salary. Actual payouts vary (up to a stated maximum payout amount) as a percentage of target payout based on achievement of pre-established performance targets. Goals and weightings are set annually to align with specific financial, operational, and/or strategic performance objectives aligned with the Company’s operational plan and budget. Fiscal 2023 goals are described in Section VI.b.

Multi-Year Performance
Long-Term Incentive (LTI) (Equity)
• Variable compensation delivered in equity awards.
• Motivates and rewards for achieving longer term objectives and increasing shareholder value.
• Promotes executive retention through multi-year vesting and potential for wealth accumulation through stock appreciation.
• Stock ownership and holding requirements align the financial interests of our executives with those of our shareholders.

The target LTI award values are generally reviewed annually and set to result in total pay that is within a reasonable range of the market median. Actual grants may vary from the LTI target based on individual performance. No dividends are paid on unvested RSUs or PSUs. For fiscal 2023, the Committee awarded grants of PSUs and RSUs, each weighted 50%, thereby supporting our continued focus on pay-for-performance alignment. All PSUs and RSUs awarded to our executive officers are subject to a holding requirement that requires each executive officer to hold 50% of after-tax net shares resulting from the vesting of their PSUs and RSUs until they meet their applicable stock ownership requirement.

Performance Shares (PSUs): PSUs represent 50% of the target LTI value, cliff vest at the end of three years, and are payable in stock, with the amount vesting based upon achievement of pre-established performance goals (with payouts ranging from 50% to 150% of the target number of PSUs granted) – there is no payout if the threshold goal is not met. The goals for the FY 2023 grant for the fiscal 2023-2025 performance period are described in Section VI.c.

Restricted Stock Units (RSUs): RSUs represent 50% of the target LTI value, vest 33% per year over three years and are payable in stock.

JACK IN THE BOX INC. | 2024 PROXY STATEMENT 43

CD&A — V. COMPENSATION DECISION-MAKING PROCESS

Element / Type of Plan	Link to Compensation Objectives	Key Features
New Hire Awards, Sign- on Bonuses (Cash and Equity) I
• In order to be successful in a very competitive market for high-level executive talent, strategic use of one-time sign-on cash and/or equity may be used to secure the right candidate for the executive team and to align the executive’s interests with the interest of our shareholders, in addition to encouraging retention over the longer-term.

To induce Mr. Scott to join the Company and to facilitate stock ownership, included in his offer letter was a one-time new hire equity grant of RSUs and PSUs, equally weighted 50%. Additionally, Mr. Scott received a sign-on cash bonus paid in September 2023 for repayment of his sign-on bonus with his former employer, and a new hire cash bonus paid in December 2023 (fiscal 2024) to replace compensation forfeited from his prior employer as an additional incentive to join the Company and subject to continued employment with the Company.

Interim PFO Salary Increase (Cash)	• Increase in cash compensation for performing increased job responsibilities and to promote retention for Company success during limited critical time period.
Due to her appointment as Interim PFO, Ms. Hooper received a $7,500 per month increase in salary beginning in December 2022 and ending at FYE 2023 following a seven-week transition period upon Mr. Scott joining the Company as our Chief Financial Officer.

Retirement Benefits	• Provides market competitive benefits to attract and retain top talent. • Provides for retirement income to reward service and to encourage retention and commitment to the Company.
401(k) Plan — The 401(k) Plan is a qualified deferred compensation plan that is available to all employees who are at least age 21. The 401(k) Plan includes a Company matching contribution of 100% of the first 4% of an employee’s deferred compensation, subject to annual IRC limits.

Executive Deferred Compensation Plan (“EDCP”) — The EDCP is a non-qualified deferred compensation plan that is offered to highly compensated employees. Participants may receive an annual restoration matching contribution if their deferrals to the 401(k) Plan (and related Company matching contributions) are limited due to tax code limits applicable to the 401(k) Plan. A participant must be employed on the last day of the calendar year to receive the restoration matching contribution.

Pension — The Company’s employee pension plan provides benefits based on years of service and earnings up to IRC limitations, was closed to employees hired on or after January 1, 2011, and was “sunset” on December 31, 2015 (after which time participants no longer accrue added benefits based on additional pay or earnings). Ms. Hooper and Mr. Gordon are participants in the pension plan.

V. COMPENSATION DECISION-MAKING PROCESS
a. Role of the Compensation Committee
The Committee works closely with its independent consultant and meets regularly, including in executive session without members of the executive team (“Management”) present, to make decisions on our executive compensation program and on the compensation of our CEO and other executives. The Committee reviews a variety of market data and information, including Company, Peer Group, restaurant industry, and general industry compensation information, and considers the recommendations of its independent consultant when making compensation decisions. The Committee Chair reports key actions of the Committee to the Board at each regular meeting. The Committee’s responsibilities include, but are not limited to, reviewing and approving:
•	The Peer Group;
•	Our compensation principles and objectives;
•	The amount and form of executive compensation (pay increases, equity grants);
•	CEO performance and compensation, and executive officer compensation;
•	Annual and long-term incentive plans and benefit plans;
•	Performance metrics and goals, and the achievement of annual and long-term incentive plan goals;
•	Board compensation; and
•	Annual proxy statement/CD&A disclosure.
b. Role of the Independent Compensation Consultant
The Committee retained Meridian Compensation Partners (“Meridian” or the “Consultant”) as its independent compensation consultant beginning in August 2021. The Consultant reports directly to the Committee. The Committee has assessed Meridian’s independence and concluded there is no conflict of interest.
The Consultant does the following for the Committee:
•	Attends Committee meetings;
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CD&A — VI. FISCAL 2023 COMPENSATION

•
Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives, and advises on plans or practices that may improve effectiveness of our compensation program;

•	Provides and discusses peer group and survey data for competitive comparisons, and based on this information, offers independent recommendations on CEO and NEO compensation;
•	Reviews the CD&A and other compensation-related disclosures in our proxy statements;
•	Offers recommendations, insights and perspectives on compensation related matters;
•	Evaluates and advises the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and
•	Assists the Committee in designing executive compensation programs that are competitive and align the interests of our executives with those of our shareholders.
In fiscal 2023, Meridian attended all Committee meetings in person or by video/telephone, including executive sessions as requested, and consulted frequently with the Committee Chair between meetings.
c. Role of the CEO in Compensation Decisions
When making decisions on executive compensation, the Committee considers input from the Company’s CEO, who reviews the performance of the other NEOs and executives and provides his recommendations to the Committee on NEOs’ and other executives’ compensation. The Company’s Chief People Officer, Compensation and Benefits Department, and the CFO and Finance Department also provide information and answer the Committee’s questions regarding Company financial targets and projections. The CEO meets privately with the Committee and the Consultant to discuss his executive pay recommendations and provides his insight and perspectives to the Committee on the reports and recommendations of the Consultant relating to plan design and strategies, goal setting, payout structure, stock grants and holding requirements, and related topics.
The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO or any other members of Management present.
VI. FISCAL 2023 COMPENSATION
a. Base Salary
The Committee approved the following base salaries of the NEOs for fiscal 2023 to maintain market competitiveness and to recognize individual performance, skills, and criticality of their roles. Except as otherwise noted below, the fiscal 2023 base salaries were effective November 2022.
Name	Salary FYE 2022	Salary FYE 2023	% Increase
Mr. Harris (CEO)	$875,000	$905,000	3.4%
Mr. Scott (CFO)(1)	N/A	$625,000	N/A
Mr. Mullany (Former CFO)(2)	$515,000	$534,000	3.7%
Ms. Hooper (Former Interim PFO)(3)	$309,040	$409,856	32.6%
Mr. Ostrom (CMDO)	$495,000	$520,000	5.1%
Mr. Gordon (CSCO)	$402,000	$415,000	3.2%
Ms. Super (CLRO)	$429,000	$451,000	5.1%
(1)	Mr. Scott joined the Company on August 14, 2023. The amount shown is his annualized salary.
(2)	Mr. Mullany separated employment with the Company in February 2023. The amount shown is his annualized salary.
(3)
Ms. Hooper received a 3.5% base salary increase in October 2022 to $319,856, and upon her appointment to Interim PFO in December 2022, the Committee approved a salary increase of $7,500 per month, an approximate 28% increase, which the Committee determined was an appropriate amount in her new role as Interim PFO considering her increased responsibilities, time commitment, market data, and internal equity. The amount shown is Ms. Hooper’s annualized salary following the December 2022 increase.

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CD&A — VI. FISCAL 2023 COMPENSATION

b. Performance-Based Annual Incentive Compensation (Cash)
In December 2022, the Committee approved the annual incentive goals for the fiscal 2023 annual incentive plan (the “AIP”) consistent with the Company’s fiscal 2023 operational plan and budget approved by the Board.
The AIP performance metrics and weightings are as follows:
Fiscal 2023 Design and Performance Results
	Performance Metrics	Weighting
FINANCIAL GOALS	Consolidated Operating EBIT	50%
	Jack in the Box Same Store Sales	24%
	Del Taco Same Store Sales	6%
STRATEGIC GOALS	Jack in the Box Development & Growth	16%
	Del Taco Development & Growth	4%
When setting the fiscal 2023 annual incentive goals, the Committee used a rigorous process to set challenging, yet reasonably attainable goals aimed at ensuring appropriate and competitive levels of payout relative to performance achievement. The process included consideration of:
(1)	the Company’s fiscal 2023 operational plan and budget that included then-current economic conditions;
(2)	key Company initiatives to grow and strengthen the brand;
(3)
current and projected performance of the restaurant industry in general and companies within our Peer Group, and other potential internal and external events that could impact future sales and earnings levels; and

(4)	the advice of the Consultant.
Based on this review, the Committee set goals based on key financial and strategic performance metrics that it believed would increase shareholder value if achieved, with target and higher goals set at challenging, yet reasonable levels.

Additionally, the Committee established the range of payout opportunities for the financial and strategic performance metrics based on threshold, target, and maximum levels of achievement. For achievement of each of the financial and strategic performance metrics, the Committee approved the incentive payout at the threshold level of achievement is 50% of target payout and the incentive payout at the maximum level of achievement is 200% of target payout. There is no payout for financial and strategic goals if performance is below the threshold level of achievement. For fiscal 2023, to align with market practice for financial goals, this represented an increase from 0% to 50% of target incentive payout at threshold level of achievement. And for the fiscal 2023 strategic goals, using objective performance measures, this represented an increase from 150% to 200% of target incentive payout at maximum level of achievement. Additionally, for financial performance metrics, incentive payouts are prorated between performance levels. For the strategic performance metrics, incentive payouts are not prorated; attainment is cumulative, meaning attainment of target requires full attainment of both threshold and target goals, and attainment of maximum requires full attainment of threshold, target, and maximum goals.
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CD&A — VI. FISCAL 2023 COMPENSATION

The fiscal 2023 annual incentive plan for our NEOs included performance targets for consolidated performance, and for each of our Jack in the Box and Del Taco brands.
2023 Jack in the Box Performance Metrics	Why Goal Is Used
Consolidated Operating EBIT
This is a key performance metric for measuring operational performance. Operating EBIT is a non-GAAP measure, and for fiscal 2023, the metric excluded, if any, income taxes, interest expense, net, pension and postretirement expense, gains on the sale of company-operated restaurants, gains on sale of real estate to franchisees, acquisition, integration, and restructuring charges, and mark-to-market changes in the cash surrender value of company owned life insurance (“COLI”) policies, net of a deferred compensation obligation supported by these policies. See Appendix A — Reconciliation of Non-GAAP measurements to GAAP Results.

System Same-Store Sales(1)
System same-store sales is a key metric to best measure how well our franchise and company restaurants that have been opened for more than one year are performing financially, both in growing top-line sales and revenues (through royalty income from our franchise restaurants). It is also the basis to measure our success relative to our competitors in the industry. Performance targets are set independently for each brand.

Strategic Goal Development and Growth
Strategic goals are critical to the Company achieving its business objectives to grow and strengthen the brands over the long-term. For fiscal 2023, the Committee established pre-defined, objective performance goals for each brand that it believed would further the Company’s development and growth, which remained our core focus for fiscal 2023. The Committee reserved its discretion to assess qualitative components when determining performance achievement.

(1)
System same-store sales represents changes in sales at company and franchise restaurants open more than one year. Franchise sales represent sales at franchise restaurants and are revenues of our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and percentage rent revenues are calculated based on a percentage of franchise sales. We believe system same-store sales information is useful to investors as it has a direct effect on the Company’s profitability.

During fiscal 2023, the Committee approved an adjustment to the Consolidated Operating EBIT goals established at the beginning of the fiscal year to account for the impact of refranchising over one hundred Del Taco restaurants during fiscal 2023.
Fiscal 2023 Strategic Goals
Metric	Weighting	Threshold Goal (50% Payout)	Target Goal (100% Payout)	Maximum Goal (200% Payout)
Jack Brand Strategic Goal Development & Growth	16%	Execute franchise sales and marketing strategy that generates 2,100 leads or 780 Marketing Qualified Leads and 12 units opened	Approve 60 new sites for future openings or sign franchise development agreements for 112 awards/restaurants for future development and 18 units opened	25 units opened
Del Taco Brand Strategic Goal Development & Growth	4%	Execute franchise sales and marketing strategy that generates 1,500 leads or 525 Marketing Qualified Leads and 4 units opened	Approve 15 new sites for future openings or sign franchise development agreements for 40 awards/restaurants for future development and 8 units opened	12 units opened
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CD&A — VI. FISCAL 2023 COMPENSATION

Fiscal 2023 Annual Incentive Plan Performance Results
The chart below shows our actual results and associated payout for each performance metric, resulting in a total weighted payout of 160.6% of target payout. For the strategic goals, the Jack brand attained the threshold and target goals, resulting in target payout, and the Del Taco brand attained the threshold, target, and maximum goals, resulting in the maximum payout.
Metric	Weighting	Threshold Goal (50% Payout)	Target Goal (100% Payout)	Maximum Goal (200% Payout)	Fiscal 2023 Results	Payout
Consolidated Operating EBIT	50%	$211.1M	$234.5M	$260.4M	$252.5M	169.5%
Jack Brand Same Store Sales	24%	-1.58%	2.53%	7.65%	7.29%	193.0%
Del Taco Brand Same Store Sales	6%	-1.77%	2.32%	7.43%	1.65%	91.8%
Jack Brand Strategic Goal Development & Growth	16%	Execute franchise sales and marketing strategy that generates 2,100 leads or 780 Marketing Qualified Leads and 12 units opened	Approve 60 new sites for future openings or sign franchise development agreements for 112 awards/restaurants for future development and 18 units opened	25 units opened	Target Achieved Threshold and Target Goals	100.0%
Del Taco Brand Strategic Goal Development & Growth	4%	Execute franchise sales and marketing strategy that generates 1,500 leads or 525 Marketing Qualified Leads and 4 units opened	Approve 15 new sites for future openings or sign franchise development agreements for 40 awards/restaurants for future development and 8 units opened	12 units opened	Maximum Achieved Threshold Target, and Maximum Goals	200.0%
Total						160.6%
Fiscal 2023 Payouts
The target and maximum annual incentive payout percentages for the NEOs (except for Mr. Scott who joined the Company in August 2023 and was not eligible to participate in the fiscal 2023 AIP), expressed as a percentage of annual base salary are shown in the table below. The target potential payout percentages are set by position level, considering the competitive compensation analysis described in CD&A Section III.a. and each executive’s role in the Company. There is no minimum amount of incentive payout guaranteed for the NEOs.
	Potential Payout (% of Base Salary)			Actual Incentive Payout (% of Target)	Actual Incentive Payout (% of 2023 Base Salary)	Actual Incentive Payout
	Threshold(1)	Target	Maximum(1)
Mr. Harris (CEO)	55.0%	110.0%	220.0%	160.6%	176.6%	$1,598,475
Ms. Hooper (former Interim PFO)(2)	37.5%	75.0%	150.0%	160.6%	120.4%	$472,736
Mr. Mullany (former CFO)(3)	37.5%	75.0%	150.0%	—	—	—
Mr. Ostrom (CMDO)	37.5%	75.0%	150.0%	160.6%	120.4%	$626,223
Mr. Gordon (CCSO)	30.0%	60.0%	120.0%	160.6%	96.3%	$399,820
Ms. Super (CLRO)	30.0%	60.0%	120.0%	160.6%	96.3%	$434,503
(1)	Reflects the threshold payout of 50% of target payout and the maximum payout of 200% of target payout.
(2)
All incentive payouts were calculated and paid as a percentage of base salary at the time the AIP goals were approved by the Committee, with the exception of Ms. Hooper’s incentive payout which was prorated using her base salary for the portion of the fiscal year prior to her assuming her position as Interim PFO and using her base salary approved by the Committee in connection with Ms. Hooper assuming her position as Interim PFO for the remaining portion of the fiscal year.

(3)
Mr. Mullany separated employment with the Company in February 2023 and did not receive a payout under the AIP. Pursuant to the terms of his separation agreement under the Executive Severance Plan, Mr. Mullany received a payment of $197,872, representing a prorated annual incentive payment, of which the amount was determined using Mr. Mullany’s target incentive of 75% of base salary and the Company’s actual achievement of fiscal 2023 performance metrics under the AIP.

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CD&A — VI. FISCAL 2023 COMPENSATION

c. Long-Term Incentive Compensation
For fiscal 2023, the Committee awarded LTI grants of equally- weighted PSUs and RSUs to support executive stock ownership and retention, and to drive achievement of long- term company performance goals. The Committee chose these forms of equity awards and weightings because (a) PSUs directly link executive pay to achievement of longer-term Company financial goals, and (b) RSUs vest over time and facilitate stock ownership and retention.
Each year, the Consultant advises the Committee on the competitive LTI grant values that, when combined with base salary and the target annual incentive, positions our executives’ TDC at the market median. For the fiscal 2023 LTI grant, the Committee determined the amount of each NEO’s actual LTI grant value, in its discretion, taking into consideration the competitive LTI grant values, the Company’s overall performance, recommendations from the CEO (except with regard to his own compensation), and input from the Consultant. For fiscal 2023, the Committee increased the target LTI value for each NEO to be competitive with market practice (except for Mr. Scott who joined the Company in August 2023 and Ms. Hooper who received a grant prior to assuming her position as Interim PFO), as shown in the table below.
	Target LTI Value
NEO	2022	2023	% Change
Mr. Harris	$2,850,000	$3,500,000	23.0%
Mr. Ostrom	$600,000	$675,000	13.0%
Mr. Gordon(1)	$400,000	$465,000	16.0%
Ms. Super(1)	$400,000	$452,000	13.0%
(1)
For fiscal 2023, Mr. Gordon and Ms. Super received a one-time adjustment to the amount of RSUs awarded to compensate for the impact of the Del Taco acquisition on their PSU payout for the performance period fiscal 2021-2022, paid in early fiscal 2023.

The chart below illustrates our LTI structure and the key elements of each type of award granted to our NEOs and other executives for fiscal 2023. Mr. Mullany, our former CFO, did not receive any LTI grants in fiscal 2023.
2023 Long-Term Incentive Awards
Award Type	Weight	Highlights
PSUs Performance-Based	50%	• Cliff vest at the end of the three-fiscal year performance period based on goal achievement
		• Settled in stock
		• 50% of after-tax net shares resulting from the vesting of PSUs subject to stock holding requirement
		• Two performance metrics:

  (1) Return on Invested Capital (ROIC) (50%) - measures efficient use of capital on adjusted ROIC from Operations. Annual goals are set at the beginning of each fiscal year of the three-fiscal year performance period.

  (2) Cumulative Systemwide Sales (50%) - measures the growth in sales of all franchise and company-operated restaurants for the Jack and Del Taco brands over the 3-fiscal year performance period, and is measured at the end of the third fiscal year of the three-fiscal year performance period.

RSUs Time-Vested	50%	• Vest 33% per year over three years
		• Settled in stock
		• 50% of after-tax net shares resulting from the vesting of RSUs subject to stock holding requirement
Performance Shares (PSUs)
PSUs are granted annually and cliff vest after three years based on achievement of performance metrics that are established during the three-fiscal year performance period (“Performance Period”). For PSUs granted in fiscal 2023, the Committee established performance goals at threshold, target, and maximum levels of achievement at (a) the beginning of the Performance Period (with respect to Cumulative Systemwide Sales) and (b) annually at the beginning of each fiscal year of the Performance Period (with respect to ROIC) . Vesting ranges from 0% to 150% of the target number of shares granted; the threshold payout (50% of target) requires achieving an established minimum performance requirement (there is no payout if performance doesn’t meet the minimum performance requirement).
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CD&A — VI. FISCAL 2023 COMPENSATION

PSUs Granted in Fiscal 2023: In December 2022, the Committee granted the fiscal 2023 PSU awards to our then-serving NEOs (Messrs. Harris, Ostrom, Gordon and Ms. Super). The PSU grants are based on two equally-weighted metrics – Cumulative Systemwide Sales and ROIC. The Committee determined that (1) the Cumulative Systemwide Sales goals would be set for the full three-year Performance Period and measured at the end of the third fiscal year; and (2) the ROIC goals, while initially the intent was to set a full 3-year ROIC goal, due to challenges in forecasting posed by the rapid pace of investments needed to grow the business and upgrade our technology systems, including digital, ROIC goals are set annually at the beginning of each fiscal year of the Performance Period. The Committee determined setting annual goals would improve its visibility into the relative attainability of the goals and, as a result, better enable to the Committee to set appropriate, rigorous goals that would align performance and payout. Despite setting annual ROIC goals, vesting of the PSUs occurs at the end of the 3-year Performance Period based on the extent to which goals were met during the full three-year Performance Period.
These two metrics support the critical drivers of our success: growing top-line profitable sales in all franchise and company restaurants, and efficiently using capital to grow the business and make prudent investments in the Company. For each metric, the Committee believes the goals set are appropriately challenging, yet reasonably attainable. The actual goals are not being disclosed before the end of the Performance Period because we believe such disclosure would be competitively harmful.
PSUs Vested in Fiscal 2023: PSUs granted in December 2020 (based on the three-fiscal year 2021-2023 Performance Period) vested and were payable following the Committee’s approval in November 2023 of performance attained on the metrics, ROIC from Operations and Jack in the Box Systemwide Sales. Together, performance outcomes resulted in a weighted payout of 150% of the target number of PSUs granted to the NEOs for the three-year performance period (Messrs. Harris, Ostrom, Gordon, and Ms. Super), the maximum payout for each metric. Mr. Mullany forfeited these PSUs upon his separation of employment with the Company in February 2023.
Grant Date	Approved Measures (Excludes Del Taco)	Weight	Goal			FY23	Vesting
			Threshold	Target	Maximum
12/21/2020 FY21	ROIC from Operations for FY21-23 (at FYE2023)(1) (1) Performance is measured on ROIC from Operations at FYE23 established in December 2020 for Year 3 of the Performance Period. ROIC from Operations excludes net gains/losses on sale of company-operated restaurants, restructuring charges, and accumulated other comprehensive income or loss related to the Company's retirement plans.	50%	34.2%	38.8%	40.9%	45.7%	150.0%
	Jack in the Box Systemwide Sales (All Restaurants) for FY21- for FY21-23 (at FYE2023)	50%	$3,673.0	$4,191.0	$4,227.0	$4,419.7	150.0%
	Vesting Percent of Target Number of PSUs Granted		50.0%	100.0%	150.0%		150.0%
d. New Hire Awards
Cash Bonus for New Executive Officer
To our new CFO, Mr. Scott, who joined the Company in August 2023, the Committee approved a sign-on cash bonus of $250,000 payable in September 2023 for repayment of his sign-on bonus with his former employer, and as an additional incentive to join the Company and to replace compensation forfeited with his former employer, a new hire cash bonus of $400,000 payable in December 2023 (fiscal 2024) and subject to his continued employment with the Company.
New Hire Equity Award for New Executive Officer
The Committee also approved a new hire grant of RSUs and PSUs to Mr. Scott, each equal to $500,000 at grant, with the number of shares determined using a 20-day average closing price of our Common Stock on and prior to the date of grant. The RSUs vest 33% per year over three years, and the PSUs vest over the three-fiscal year performance period ending in fiscal 2025 based on achievement of the same performance metrics were established for the other NEOs’ fiscal 2023 PSU awards. Upon vesting, 50% of the after-tax net shares resulting from the vesting of RSUs and PSUs are subject to our stock holding requirement. These equity awards are included in the “Grants of Plan-Based Awards” table.
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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

VII. ADDITIONAL COMPENSATION INFORMATION
a. Executive Stock Ownership and Holding Requirements
Our executive officers are each subject to (1) a multiple of base salary stock ownership requirement, and (2) a holding requirement, pursuant to which they must hold 50% of after-tax net shares resulting from the vesting of PSUs and RSUs until the executive has met their multiple of base salary stock ownership requirement. These requirements are intended to encourage our executive officers to have a meaningful long-term financial stake in the Company and to align their financial interests with those of our shareholders.
STOCK OWNERSHIP REQUIREMENT
Chief Executive Officer	6.0x base salary
Executive Vice Presidents	3.0x base salary
Senior Vice Presidents	1.5x base salary
Our executive officers are expected to meet their stock ownership requirement within five years from the date they first became subject to the requirement either upon hire or upon becoming an executive officer. Each year the Committee reviews the stock ownership of our NEOs relative to their respective stock ownership requirements. For purposes of this determination, stock ownership includes all direct holdings and unvested, time-based RSUs but not unearned PSUs or stock options. As of October 1, 2023, Mr. Gordon met his stock ownership requirement and all other NEOs currently serving are each progressing towards meeting their requirement within the established transition period for compliance.
b. Executive Benefits
Our NEOs and other executive officers receive the same benefits as those generally available to other employees in the Company, including the same level of technology allowances provided to employees for use of their personal cell phone, internet and other related technology for business purposes.
Both Company-subsidized and voluntary benefit programs are provided and include medical, dental, vision, life insurance, and disability coverage. Additionally, the Company provides executive officers, including our NEOs, with an enhanced level of employer-paid term life insurance with a value of $770,000.
c. Retirement Plans
The Company’s retirement plans are designed to provide our employees, including our NEOs and other executives, with some retirement income security. These plans reward for service and provide an additional incentive for our employees to build long-term careers at Jack in the Box.
•
Qualified 401(k) Plan (“401(k) Plan”). The 401(k) Plan is a qualified defined contribution plan available to all Company employees. Employees who participate in the plan can defer eligible compensation and receive a Company matching contribution of 100% of the first 4% of an employee’s deferred compensation, with immediate vesting. All of our NEOs participated in the 401(k) Plan during fiscal 2023, except for Mr. Scott who joined the Company in August 2023.

•
Non-Qualified Deferred Compensation Plan (“EDCP”). In light of IRC limits imposed on the 401(k) Plan, we sponsor the EDCP whereby our executive officers and other highly compensated employees may also defer up to 50% of their base salary and up to 85% of their annual incentive compensation. For participants whose compensation or deferrals to the 401(k) Plan (and related Company matching contributions) are limited due to the IRC limits applicable to the 401(k) Plan, the Company provides a “restoration matching contribution” to the EDCP of up to 4% of compensation deferred (as compensation is defined in the 401(k) Plan). A participant must be employed on the last day of the calendar year to receive the restoration matching contribution, which is then 100% vested. Participants choose from an array of investment options, and their accounts are credited based upon the performance of the investment options. These obligations under the EDCP represent an unsecured claim against the Company. Messrs. Harris, Ostrom, and Gordon, and Ms. Hooper participated in the EDCP in fiscal 2023.
•
Defined Benefit Pension Plan (“Retirement Plan”). All employees hired before 2011 (including Mr. Gordon and Ms. Hooper) are participants in a tax-qualified defined benefit pension plan. This plan was closed to new employees hired on or after January 1, 2011, and “sunset” on December 31, 2015. Accordingly, participants no longer accrue additional benefits based on additional earnings and service as of that date. Participants may begin receiving their accrued benefit on or after retirement.

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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

d. Prohibition of Pledging and Hedging Transactions
The Company prohibits directors and Section 16 officers from engaging in certain derivative transactions in Company stock that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted as compensation to, or held directly or indirectly by, the employee or director, including:
•	Trading in “puts”, “calls”, or other derivative vehicles involving the Company’s securities (often referred to as hedging transactions);
•	Engaging in zero-cost collars, forward sales contracts or other hedging transactions in Company securities;
•	Holding Company securities in margin accounts; or
•	Pledging Company securities.
e. Executive Compensation Recovery (“Clawback”) Policy
We adopted a new Incentive Compensation Recoupment Policy, effective as of October 2, 2023. As required by Nasdaq Rule 5608, the new recoupment policy requires the “clawback” of incentive compensation paid to current and former executive officers when that compensation is based upon achievement of financial results that later require an accounting restatement. The new policy is a “no fault” policy and does not require any misconduct on the part of an executive officer or any of his or her subordinates in the case of a restatement. If there is a restatement and executives would have received less incentive compensation under the restated numbers than they actually received, we must seek recoupment of the excess compensation unless impracticable. “Incentive compensation” includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure.
A copy of the Incentive Compensation Recoupment Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended October 1, 2023.
f. Termination of Service
When a NEO terminates employment with the Company, the NEO will receive amounts according to the specific terms and provisions of each compensation plan or benefit plan in which he or she participates. Such amounts may include:
•	Amounts contributed to and distributed under the Company’s qualified and non-qualified deferred compensation plans (subject to the specific terms and requirements of IRC Section 409A).
•
Under the Company’s equity incentive plan and standard equity agreements, upon a change in control “CIC”: (a) vesting of PSUs based on actual levels achieved for completed performance periods and target level for incomplete periods, and (b) accelerated vesting of RSUs and options only upon both a qualified CIC and qualifying termination, as described in the “Compensation & Benefits Assurance Agreements” section below.

•	Amounts accrued and vested in the Company’s pension plan (for Mr. Gordon and Ms. Hooper).
•	If termination is after the end of the fiscal year but before payment, the annual cash incentive award, subject to the Company’s achievement of performance goals.
If eligible to retire under a Company-sponsored retirement plan, in addition to the above, and consistent with the terms of our standard equity agreement, Corporate Officers (including all NEOs) are entitled to the following:
•	Accelerated vesting of options equal to 5% additional vesting for each full year of service with the Company.
•	In accordance with the vesting schedule of each award, prorated vesting of PSUs; and full vesting of time-vested RSUs.
•
A prorated annual incentive award based on the number of full reporting periods worked in the fiscal year before retirement, subject to the Company’s eligibility requirements and achievement of performance goals.

If a NEO dies while employed by the Company, under the terms of the respective stock award agreements, all outstanding options and stock awards will become 100% vested on the date of his or her death (in the case of PSUs, subject to the number of periods completed during the performance period and actual performance achieved). The values of additional potential payments to the NEOs are provided in the section entitled “Potential Payments on Termination of Employment or Change in Control” of this Proxy Statement.
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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

Severance Plan for Executive Officers
In February 2020, the Committee adopted the Severance Plan for Executive Officers (the “Executive Severance Plan”) effective March 9, 2020, that provides severance benefits to the Company’s CEO and other executive officers, in the event of an involuntary termination without Cause that constitutes a Qualifying Termination (as defined in the Executive Severance Plan, a “Non-CIC Qualifying Termination”) either before, or more than 24 months after, a change in control of the Company.
The Executive Severance Plan provides for certain cash severance and other benefit payments contingent on the executive timely executing an effective general release of claims against the Company as described in more detail in the section entitled “Potential Payments on Termination of Employment or Change in Control” of this Proxy Statement.
The Committee adopted the Executive Severance Plan to provide benefits that they felt were consistent with market practices and that would provide reasonable protection to our executives and serve as an important retention tool. In addition to the Executive Severance Plan, the 2023 NEOs have executed “CIC” agreements that provide for benefits upon termination of service in the event of CIC as described in the “Compensation and Benefits Assurance Agreements” section below.
Severance Arrangement with Mr. Mullany
The Board approved severance benefits payable to Mr. Mullany in connection with his separation of service with the Company in February 2023, which consisted of a cash payment under the terms of the Company’s Executive Severance Plan for Executive Officers, as described in the “Potential Payments on Termination of Employment or Change in Control” section. The Board used its discretion and determined these severance benefits were appropriate in connection with the reason for Mr. Mullany’s termination.
Standard Severance Program for Ms. Hooper
Ms. Hooper was not eligible for benefits under the Executive Severance Plan in her prior role and while serving as Interim PFO, however she is eligible for severance benefits under the Company’s standard severance program for management and staff. The plan provides that in the event of an involuntary termination without Cause, Vice Presidents may receive two weeks cash severance per year of service up to a maximum of 52 weeks; and if enrolled in the Company’s medical plans at the time of termination, cash severance to assist with COBRA premiums, equal to a fixed amount for every 4 weeks of severance. In addition, in the event of a separation date between September 1 and December 31, may receive cash severance for any RSUs that would have vested during this time period.
g. Compensation & Benefits Assurance (Change in Control) Agreements
The Committee believes that Compensation & Benefits Assurance Agreements (otherwise known as a Change in Control or “CIC” Agreements) benefit shareholders by providing an important incentive to executive officers to remain focused on running the business in the case of a pending or actual CIC event. We have entered into CIC Agreements with all of our NEOs.
Each CIC Agreement provides for compensation in the form of a lump sum payment and other benefits in the event of a qualifying termination within 24 months following the effective date of the CIC of the Company (a “double-trigger” agreement). The Company does not provide a tax gross-up on any provisions of the CIC Agreement. The Company’s current form CIC Agreement includes a “best after-tax” provision where benefits would be reduced only if doing so would result in a better after-tax economic position for the executive. The executive is solely responsible for payment of any excise taxes and all other applicable federal, state, and local income and employment taxes. The Committee plans to continue to monitor the costs and appropriate terms and conditions of CIC Agreements in the future.
A detailed discussion of the provisions of the CIC Agreements and associated monetary values is provided in the sub-section titled Potential Payments on Termination of Employment or Change in Control and the corresponding compensation table on pages 64-67.
h. Tax and Accounting Information
Internal Revenue Code Section 162(m)
The Committee and its Consultant consider the IRC Section 162(m) implications of all compensation decisions for our NEOs and other executives. Section 162(m) places a $1 million limit on the amount of compensation that the
Company can deduct in any one taxable year for certain covered employees. Historically, certain performance-based compensation has been excluded from this limit. However, the performance-based compensation exemption has been repealed, effective for taxable years beginning after
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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

December 31, 2017, such that compensation paid to certain covered employees in excess of $1 million per taxable year will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 (the “Section 162(m) Transition Relief”).
Our compensation programs have historically been designed to provide for a substantial portion of an executive’s compensation to be delivered through programs generally intended to qualify as performance-based compensation under Section 162(m), including our incentive plan in the form of stock options. However, any such compensation will no longer qualify for the performance-based compensation exemption under Section 162(m) unless it qualifies for the Section 162(m) Transition Relief and despite the Committee’s efforts to structure certain compensation to qualify for a maximum allowable tax deduction, no assurance can be given that such compensation will be eligible for the exemption from the $1 million deductibility limit imposed by the Section 162(m). Further, the Committee may modify compensation that was initially intended to be exempt from the $1 million deductibility limit under Section 162(m) if it determines that such modifications are consistent with our business needs. The Committee will continue to monitor the applicability of Section 162(m) to the Company’s ongoing compensation arrangements.
Internal Revenue Code Section 409A
Under IRC Section 409A, amounts deferred by an employee under a non-qualified deferred compensation plan (such as the EDCP) may be included in gross income when deferred and be subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions.
The Company administers the EDCP intending to comply with Section 409A. The Company intends that its stock options are exempt from Section 409A.
Expensing of Stock and Option Awards
The Company accounts for compensation expense associated with stock and option awards in accordance with the Financial Accounting Standards Board (“FASB”)
authoritative guidance on stock compensation. For further details regarding the accounting for the compensation expense associated with stock and option awards, refer to Note 13, Share-Based Employee Compensation in the Company’s 2023 Annual Report on Form 10-K.
i. Insider Trading Policy and Equity Grant Timing Practices
We maintain an Insider Trading Policy governing the purchase, sale, and other disposition of Company securities that is applicable to the Company, all of our directors, officers, and employees, all contractors of the Company and all members of their immediate families and households. We believe our Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NASDAQ listing standards.
The Committee approves all equity award grants to our NEOs on or before the grant date. The Committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs, following which they approve equity awards for NEOs. Accordingly, annual equity awards are typically granted to our NEOs in November or December. On occasion, the Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes. While the Committee has discretionary authority to approve equity awards to our NEOs outside of the cycle described above, the Committee does not have a practice or policy of granting equity awards in anticipation of the release of material nonpublic information and, in any event, we do not time the release of material non-public information in coordination with grants of equity awards in a manner that intentionally benefits our NEOs.
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CD&A — VIII. CEO PAY RATIO DISCLOSURE

VIII. CEO PAY RATIO DISCLOSURE
Under SEC rules, we are required to calculate and disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median compensated employee. This ratio is a reasonable estimate calculated in accordance with applicable SEC rules.
Below is: (i) the fiscal 2023 annual total compensation of our CEO, Mr. Harris; (ii) the fiscal 2023 annual total compensation of our median employee; and (iii) the ratio of the annual total compensation of our CEO to that of our median employee.
CEO PAY RATIO
CEO Annual Total Compensation(1)	$5,346,487
Median Employee Annual Total Compensation	$27,112
CEO to Median Employee Pay Ratio	197.2
(1)	As set forth in the fiscal 2023 Summary Compensation Table.
Methodology
The majority of our employee population consists of hourly part-time restaurant employees for which we provide work schedule flexibility to accommodate individual personal schedules. For fiscal 2023, we used the same median employee identified in fiscal 2022, which was determined based on gross base wages and target incentive potential (“total cash compensation”) for the twelve-month period ending October 1, 2023 for all full-time and part-time employees, other than Mr. Harris, who were employed by the Company on such date. We did not annualize pay for employees employed for less than the full fiscal year.
Our median employee is a restaurant Team Leader who worked an average of 32.5 hours per week in fiscal 2023. We used the same methodology to determine the annual total compensation of our median employee for the twelve-month period ending October 1, 2023 as we used for our NEOs, as set forth in the Summary Compensation Table for fiscal 2023.
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 55

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT
The Jack in the Box Compensation Committee is comprised solely of independent members of the Company’s Board of Directors. The Committee assists the Board in fulfilling its responsibilities regarding compensation matters and is responsible under its charter for determining the compensation of the Executive Officers. This includes reviewing all components of pay for our CEO and the other NEOs. The Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with its Consultant, with Management and with the Board. Based on this review and discussion, the Committee, on behalf of the Board, has authorized that this Compensation Discussion and Analysis be included in this Proxy Statement for fiscal 2023, which ended on October 1, 2023.
THE COMPENSATION COMMITTEE
Michael W. Murphy, Chair
David L. Goebel
Sharon P. John
56 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

COMPENSATION RISK ANALYSIS

COMPENSATION RISK ANALYSIS
The Committee has engaged in a thorough risk analysis of our compensation plans, programs, policies, and practices for all employees. This includes advice from the Committee’s independent Consultant regarding executive programs, and a detailed report, prepared by a Company Internal Compensation Risk Committee, describing the risk mitigation characteristics of the Company’s annual and long-term incentive programs. For the following reasons, the Committee believes that the design of our compensation programs, the governance of our programs, and our risk oversight process guard against imprudent risk taking that could have a material adverse effect on the Company.
Compensation Program Design Protections
•
Our base pay programs consist of competitive salaries that provide a fixed level of income on a regular basis. This mitigates incentives on the part of our executives and employees to take unnecessary or imprudent risks.

•
The Board approves the Company’s strategic plan, capital budget, and long-term financial and operational plans that serve as the basis for setting short and long-term incentive goals. Goals are intended to drive shareholder value and are set relative to the approved budget, historical and future expected performance, and a reasonable amount of stretch so that they do not encourage imprudent risk taking.

•
Our annual incentive programs provide variable pay opportunities for certain position levels based on achievement of multiple annual performance goals. Goals are set at reasonable levels and payouts are managed as a percentage of pay.

•
The maximum awards that may be paid to executive officers and all other employees under the annual and long-term incentive programs are capped, and the Committee retains the discretion to reduce payouts under the plans.

•
The largest amount of executive incentive compensation opportunity is generally tied to long-term incentive compensation that emphasizes sustained Company performance over time. This reduces incentive for executives and other employees to take risks that might increase short-term compensation at the expense of longer-term Company results.

•
Equity awards have multi-year vesting, and RSU and PSU awards for executives have holding requirements until termination of service. This aligns the long-term interests of our NEOs and executives with those of our shareholders and discourages taking short-term risks at the expense of longer-term performance.

Structural Governance Protections
•
The Committee has adopted a clawback/compensation recovery policy that provides for recoupment of certain types of cash and equity compensation in the event of a financial restatement. Our latest clawback policy adopted in 2023 requires recovery of certain incentive-based cash and equity awards for current and former executive officers in the event of a financial restatement.

•	The Company has strong internal controls over the measurement and calculation of performance goals designed to keep them from being susceptible to manipulation.
•	Company policy also:
•
Prohibits directors and executive officers from engaging in hedging transactions involving our stock, which prevents executives from insulating themselves from poor stock performance by betting against our success;

•
Prohibits directors and officers from pledging Company stock or holding Company stock in margin accounts. This reduces the risk that executives might create incentives to focus on short-term performance at the expense of long-term performance; and

•	Has a formal ethics code of conduct and an ethics helpline and provides ethics training and communications to employees. The ethics program is intended to reinforce a culture of integrity.
•
The Company also has a Compensation Risk Committee that includes functional experts tasked specifically with evaluating potential unintended or unforeseen consequences of our compensation programs and their component parts.

JACK IN THE BOX INC. | 2024 PROXY STATEMENT 57

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
The Summary Compensation Table (“SCT”) summarizes the total compensation of our NEOs for the fiscal year ended October 1, 2023, and the prior two fiscal years to the extent required under the Securities and Exchange Commission rules.
Summary Compensation Table
Name & Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value & NQDC Earnings(5)	All Other Comp(6)	Total
Mr. Harris CEO	2023	$901,539	—	$2,745,302	—	$1,598,475	—	$101,171	$5,346,487
	2022	$869,231	$250,000	$2,618,140	—	$721,875	—	$164,322	$4,623,568
	2021	$840,865	—	$2,634,444	—	$1,182,606	—	$51,596	$4,709,511
Mr. Scott(7) Executive Vice President, Chief Financial Officer (CFO)	2023	$84,135	$250,000	$752,977	—	—		$110	$1,087,222
Ms. Hooper*(8) Senior Vice President, Controller (former Interim Principal Financial Officer)	2023	$392,548	$64,900	$132,638	—	$472,736	—	$32,629	$1,095,451
	2022	—	—	—	—	—	—	—	—
	2021	$288,945	—	$106,387	—	$153,920	$16,557	$29,406	$595,215
Mr. Mullany Executive Vice President, Chief Financial Officer (former CFO)	2023	$180,600	—	—	—	—	—	$750,550	$931,150
	2022	$513,269	—	$597,178	—	$289,688	—	$265,699	$1,665,834
	2021	$355,769	$150,000	$840,484	—	$465,387	—	$128,622	$1,940,262
Mr. Ostrom Executive Vice President, Chief Marketing & Digital Officer (CMDO)	2023	$517,115	—	$529,536	—	$626,223	—	$45,223	$1,718,097
	2022	$493,269	—	$551,229	—	$278,438	—	$32,512	$1,355,448
	2021	$323,077	$200,000	$595,202	—	$337,433	—	$253,748	$1,709,460
Mr. Gordon* Senior Vice President Chief Supply Chain Officer (CSCO)	2023	$413,500	—	$375,003	—	$399,820	$1,741	$34,259	$1,224,323
	2022	—	—	—	—	—	—	—	—
	2021	$379,712	—	$228,865	—	$335,090	$9,995	$52,208	$1,005,870
Ms. Super* Senior Vice President Chief Legal & Risk Officer (CLRO)	2023	$448,461	—	$362,709	—	$434,503	—	$10,042	$1,255,715
*
Ms. Hooper, Mr. Gordon, and Ms. Super were not NEOs in fiscal 2022; therefore, in accordance with SEC disclosure rules, information regarding their compensation in fiscal year 2022 is not included. The same applies to Ms. Super for fiscal 2021.

(1)
Reflects the base salary earned during the fiscal year, including any amounts deferred by the NEOs into the Company’s deferred compensation plans, the 401(k) and/or the Executive Deferred Compensation Plan (EDCP). The amounts for fiscal 2021 reflect one additional week of compensation due to the Company’s 53-week fiscal year.

(2)	Mr. Scott received a sign-on cash bonus during fiscal 2023 which was paid upon commencing employment with the Company and paid in September 2023.
(3)
Reflects the aggregate grant date fair value of the PSUs and RSUs granted during the applicable fiscal year, in accordance with FASB ASC Topic 718 (“ASC 718”) based on the assumptions and methodologies set forth in the Company’s 2023 Annual Report on Form 10-K (Note 13, Share-Based Employee Compensation). The 2023 amount for Mr. Scott represents a new-hire grant in recognition of his forfeiture of equity with his prior employer and to provide him with an equity stake in the Company and alignment with the other NEOs on the Company’s performance objectives for the fiscal 2023-2025 PSU performance period. RSU awards vest 33% per year over three years on each anniversary of the grant. PSU awards cliff vest after three years based on the Company’s performance during a three-fiscal year period. The performance metrics are established at the beginning of the three-year performance period when the grant is made; the specific performance goals for all or a portion of the award are reviewed and typically set by the Committee (a) for the full three-year performance at the time of grant for some performance metrics (all metrics for the fiscal 2021 and 2022 PSUs, and for one metric for the 2023 PSUs), and (b) for a one-year period at the beginning of each year for other performance metrics (for one metric for the 2023 PSUs). Assuming the maximum level of performance achievement (150% of target), the PSU total values for each NEO who received a PSU award in 2023 are, respectively: Mr. Harris, $1,647,181; Mr. Scott, $451,786; Mr. Ostrom, $317,721; Mr. Gordon, $188,279; and Ms. Super, $188,279.

(4)
Reflects the annual incentive awards earned by each NEO based on achievement of pre-established performance goals under our annual incentive plan and is prorated if the NEO was not employed by the Company for the full fiscal year. Performance achievement and payout amounts are approved by the Committee following the end of the fiscal year.

(5)
Reflects the change in the estimated present value of each NEO’s accumulated benefit under the qualified pension plan (the “Retirement Plan”). The estimates are determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements for fiscal years ending October 1, 2023 and October 3, 2021. The change for Ms. Hooper was a negative amount and therefore the amount is not reflected in this column. For 2021 the Pri-2012 Mortality Table was used with the MP-2020 generational scale projected from 2006; for 2023 the Pri-2012 Mortality Table was used with the MP-2021 generational scale projected from 2006. The amounts reported in this column may fluctuate significantly in a given year based on a number of factors that affect the formula to determine pension benefits, including changes in: (i) salary and annual incentive; (ii) years of service; and, predominantly (iii) the discount rates used in estimating present values, which were 3.11% for 2021 and 6.103% for 2023. Participating NEOs become vested in the Retirement Plan after five years. The Retirement Plan is closed to new participants and was sunset on December 31, 2015. For a detailed discussion of the Company’s pension benefits, see the sections of this Proxy Statement titled “Retirement Plan” and “Pension Benefits Table” and accompanying footnotes. The Company does not provide above-market or preferential earnings on non-qualified deferred compensation.

58 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

(6)	The table below shows the components of All Other Compensation for the NEOs:
All Other Compensation Table
	Technology Allowance	Deferred Compensation Matching Contribution(a)	Company- Paid Life Insurance Premiums	Other	Total All Other Compensation
Mr. Harris (CEO)	$920	$100,251	$0	$0	$101,171
Mr. Scott (CFO)	$80	$0	$30	$0	$110
Ms. Hooper (Former Interim PFO)	$520	$32,109	$0		$32,629
Mr. Mullany (Former CFO)	$180	$2,382	$131	$747,857(b)	$750,550
Mr. Ostrom (CMDO)	$520	$44,308	$395	$0	$45,223
Mr. Gordon (CSCO)	$920	$32,783	$556	$0	$34,259
Ms. Super (CLRO)	$520	$9,020	$502	$0	$10,042
(a)	Reflects matching contributions under the 401(k) Plan and the restoration matching contribution in the EDCP related to fiscal 2023 compensation (base pay and fiscal 2023 annual incentive).
(b)
Represents severance benefits Mr. Mullany received under the Executive Severance Plan following his separation of employment on February 2, 2023. He received cash payments totaling $747,857 which represents 12 months of base pay, 12 months of the employer portion of COBRA premiums, and a prorated annual incentive payment pursuant to the Executive Severance Plan, with the amount determined using a target incentive of 75% of base salary and the Company’s fiscal 2023 annual performance incentive plan results.

(7)	Mr. Scott joined the Company on August 14, 2023 as Executive Vice President, Chief Financial Officer.
(8)
Ms. Hooper served as Interim PFO from December 2022 until Mr. Scott joined the Company as Executive Vice President, Chief Financial Officer on August 14, 2023 (in accord with Mr. Mullany’s departure with the Company on February 2, 2023).

JACK IN THE BOX INC. | 2024 PROXY STATEMENT 59

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards
The following table provides information on the annual incentive awards and equity awards granted to our NEOs in fiscal 2023. Cash incentive awards are based on fiscal year performance under our annual incentive plan (“AIP”). Long-term equity incentive compensation includes time-based restricted stock units (“RSUs”), and performance share awards (“PSUs”) that vest, if at all, upon achievement of performance goals over a three-fiscal year performance period. The 2023 incentive award terms are described in CD&A Sections IV (“Elements of Compensation”) and VI (“Fiscal 2023 Compensation”). Mr. Mullany did not receive a fiscal 2023 stock grant award.
Name	Grant Date(1)	Approval Date(1)	Award Type(2)	Estimated Future Payouts Under Non-Equity incentive Plan Awards(3)			Estimated Future Payouts Under Equity incentive Plan Awards(4)			Stock Awards: Number of Shares of Stock or Units(5)	Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(6)
				Threshold	Target	Maximum	Threshold(#)	Target(#)	Maximum(#)
Mr. Harris		12/19/2022	AIP	$497,750	$995,500	$1,991,000
(CEO)	12/20/2022	12/19/2022	RSU							25,056			$1,647,181
	12/20/2022	12/19/2022	PSU 23-25				8,352	16,704	25,056				$1,098,121
Mr. Scott
(CFO)	8/28/2023	7/30/2023	RSU-NH							5,813			$451,786
	8/28/2023	7/30/2023	PSU 23-25-NH				1,938	3,875	5,813				$301,191
Ms. Hooper		12/19/2022	AIP	$147,206	$294,411	$588,823
(Former Interim PFO)	12/08/2022	11/17/2022	RSU							1,954			$132,638
Mr. Ostrom		12/19/2022	AIP	$195,000	$390,000	$780,000
(CMDO)	12/20/2022	12/19/2022	RSU							4,833			$317,721
	12/20/2022	12/19/2022	PSU 23-25				1,611	3,222	4,833				$211,814
Mr. Gordon		12/19/2022	AIP	$124,500	$249,000	$498,000
(CSCO)	12/20/2022	12/19/2022	RSU							3,795			$249,483
	12/20/2022	12/19/2022	PSU 23-25				955	1,909	2,864				$125,520
Ms. Super		12/19/2022	AIP	$135,300	$270,600	$541,200
(CLRO)	12/20/2022	12/19/2022	RSU							3,608			$237,190
	12/20/2022	12/19/2022	PSU 23-25				955	1,909	2,864				$125,520
(1)
Annual equity grants were approved at the December 19, 2022 Committee meeting, with a grant date of December 20, 2022. The new hire RSU (“RSU-NH) and PSU (“PSU-NH) grants for Mr. Scott, who joined the Company in August 2023, were approved by the Committee and granted two weeks following his hire date.

(2)	For PSU awards, shows the three fiscal years of the PSU performance period.
(3)
Reflects the potential payouts under the fiscal 2023 annual incentive plan (“AIP”) that could have been earned based on performance in fiscal 2023. Under the AIP, for financial and strategic goal performance, the amount shown for threshold payout represents 50% of target payout for achieving threshold performance (there is no payout if performance is below the threshold goal); target payout represents the amount payable for achieving target level of performance; and for maximum payout represents 200% of target payout for financial and strategic goals. Performance achievement and incentive payouts are prorated between performance levels. The SCT for fiscal 2023 shows the actual cash incentive compensation earned by our NEOs for fiscal 2023 performance.

(4)
Reflects the threshold, target, and maximum potential share payout levels for the PSUs under the Company’s long-term incentive plan for the fiscal 2023-25 PSU award. Threshold payout for PSUs is 50% of target and requires achieving an established minimum performance requirement (there is no payout if performance doesn’t meet the minimum requirement). Maximum payout is 150% of target.

(5)	Reflects the number of RSUs granted that vest 33% per year over three years on each anniversary of the grant date.
(6)
The values of PSUs and RSUs represent the grant date fair values, as computed in accordance with ASC 718, based on the closing price of the Company’s Common Stock on the grant date discounted by the present value of the expected dividend stream over the vesting period, as applicable, which for the annual PSU and RSU grants was $65.74 and for Mr. Scott’s new hire PSU and RSU grants was $77.72. The grant date fair values of all awards were determined based on the assumptions and methodologies set forth in the Company’s 2023 Annual Report on Form 10-K (Note 13, Share-Based Employee Compensation). PSU awards, cliff vest after three years, are made annually, and vest based on the Company’s performance during the three-fiscal year performance period. The performance metrics are established at the beginning of the three-fiscal year performance period when the grant is made; the specific performance goals are set by the Committee either (a) at the time of grant (or at a later time) for the full (or remaining) performance period or (b) at the beginning of each fiscal year for that portion of the performance period. In accordance with SEC rules and ASC 718, the values shown for the PSU 23-25 awards represent the grant date fair value of (a) the full three-year performance period for the portion of the award that vests based on the cumulative systemwide sales metric, and (b) the first year of the three-year performance period for the portion of the award that vests based on the ROIC metric, in each case based on probable outcome (target level performance).

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2023
The following table provides information on all outstanding option awards and unvested stock awards held by each of the NEOs at the end of fiscal 2023 (October 1, 2023). Mr. Mullany had no outstanding awards as of the end of fiscal 2023. For Mr. Gordon and Ms. Super, each option grant is shown separately and all option awards are fully vested. The market value of the stock awards is based on the closing price of Jack in the Box Inc. Common Stock as of the last trading day of the fiscal year (September 29, 2023), which was $69.06.
	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Harris (CEO)	—	—	—	—	—	73,223	$5,056,788	37,461	$2,587,057
Mr. Scott (CFO)	—	—	—	—	—	6,862	$473,907	4,844	$334,538
Ms. Hooper (Former Interim PFO)	—	—	—	—	—	3,854	$266,157	—	—
Mr. Ostrom (CMDO)	—	—	—	—	—	14,660	$1,012,420	7,519	$519,228
Mr. Gordon (CSCO)(3)	11/29/2016	2,051	—	$104.95	11/29/2023	8,629	$595,915	4,715	$325,595
	2/26/2018	4,859	—	$90.06	2/26/2025
	12/16/2019	5,007	—	$75.23	12/16/2026
Ms. Super (CLRO)(3)	12/16/2019	505	—	$75.23	12/16/2026	8,393	$579,617	4,715	$325,595
(1)	The amounts in this column reflect:
(a) unvested RSUs that vest (i) for each executive, except Ms. Hooper, 25% each year over four years beginning on the first anniversary of the grant date for awards granted prior to fiscal 2023, and beginning fiscal 2023, 33% each year over three years beginning on the first anniversary of the grant date (Mr. Harris, 47,006; Mr. Scott, 5,813; Mr. Ostrom, 9,035; Mr. Gordon, 6,375; Ms. Super, 6,139); and for Ms. Hooper, 33% each year over three years beginning on the first anniversary of the grant date; and
(b) for Messrs. Harris, Ostrom, Gordon and Ms. Super, unvested PSUs for which the performance goals have been met for the completed three fiscal-year performance period (FY2021 – FY2023) and vest following the Board’s approval of the performance goals (Mr. Harris, 21,695; Mr. Ostrom, 4,753; Mr. Gordon, 1,737; Ms. Super, 1,737); and
(c) unvested PSUs for which the performance goals have been met for each executive, except Ms. Hooper, for a completed performance period and that vest upon completion of the full three fiscal-year performance period and following the Board’s approval of the performance goals, subject to the executive’s continued employment with the Company. (Mr. Harris, 4,522; Mr. Scott, 1,049; Mr. Ostrom 872; Mr. Gordon, 517; Ms. Super, 517).
(2)
This column shows unvested PSUs granted to executives, except for Ms. Hooper, for the performance periods FY22-FY24 and FY23-FY25 for which the performance achievement was not yet known at fiscal year-end and vests upon completion of the three fiscal-year performance period following the Board’s approval of the performance goals. The share amount is reported at target payout level.

(3)	This column shows each option grant and all option awards are fully vested.
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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in Fiscal 2023
The following table provides information on stock options that were exercised and shares that were acquired on the vesting of stock awards by our NEOs during fiscal 2023. The stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested.
	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Harris (CEO)	—	$—	9,972	$730,760
Mr. Scott (CFO)	—	$—	—	—
Ms. Hooper (Former Interim PFO)	—	$—	972	$66,410
Mr. Mullany (Former CFO)	—	$—	2,439	$177,180
Mr. Ostrom (CMDO)	—	$—	1,665	$122,460
Mr. Gordon (CSCO)	—	$—	2,050	$141,005
Ms. Super (CLRO)	3,500	$65,336	1,572	$107,790
(1)
The reported number of shares and value realized on vesting includes time-vested RSUs; and, for Mr. Gordon and Ms. Super, also includes PSUs granted in December 2019 for the fiscal 2020-2022 performance period, which vested in December 2022 and resulted in a payout of 64.1% of the target PSU award.

Retirement Plan Benefits
The following table provides information on pension benefits under the Company’s Retirement Plan for NEOs. The Retirement Plan is a Company-funded and tax-qualified retirement plan that was offered to eligible employees hired prior to January 1, 2011, that had reached age 21 and completed one year of service (at least 1,000 hours/year). Participants are 100% vested after completing five years of service. Ms. Hooper and Mr. Gordon were hired prior to 2011 and are vested participants in the plan. As of December 31, 2015, the Retirement Plan was “sunset” and employees no longer accrue additional benefits based on additional pay and service. The plan provides that a participant retiring at the normal retirement age of 65 will receive benefits based primarily on the formula described below:
(1)
1% of the average of the five highest consecutive calendar years of pay (base salary and annual incentive out of the last ten years of eligible service (referred to as “Final Average Pay”), multiplied by the number of full calendar years and months while an eligible employee.

PLUS
(2)
0.4% of Final Average Pay in excess of Covered Compensation (average of the Social Security taxable wage bases) multiplied by the number of full calendar years and months while an eligible employee (up to a maximum of 35 years).

A participant in the Retirement Plan who has at least ten years of vesting service may elect to begin receiving reduced payments as early as age 55. Note: Prior to 1989, benefits are subject to grandfathered minimum benefit accruals under the previous plan. Retirement plan benefits are (i) not permitted to be paid to participants while actively employed with Jack in the Box Inc. and (ii) typically paid in the form of a monthly annuity unless the present value of the accrued benefit is equal to or less than $20,000 at termination and in such event, may be paid in the form of a lump sum payment.
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EXECUTIVE COMPENSATION

The following table provides information on the actuarial present value of the NEOs’ accumulated pension benefits as of the end of fiscal 2023 (October 1, 2023). The maximum amounts used for the Retirement Plan do not exceed the IRS-prescribed limit applicable to tax-qualified plans ($265,000 for 2015, the year the Retirement Plan was sunset). Present values were calculated using the interest rate and mortality assumptions used in the Company’s financial statements for fiscal 2023.
Pension Benefits Table
	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit at Normal Retirement Age ($)(2)	Payments During Last Year ($)
Mr. Harris (CEO)	None	N/A	N/A	$0
Mr. Scott (CFO)	None	N/A	N/A	$0
Ms. Hooper (Former Interim PFO)	Retirement Plan	15	$305,498	$0
Mr. Ostrom (CMDO)	None	N/A	N/A	$0
Mr. Gordon (CSCO)	Retirement Plan	6	$239,002	$0
Ms. Super (CLRO)	None	N/A	N/A	$0
(1)	Ms. Hooper and Mr. Gordon are vested participants in the Retirement Plan.
(2)
The actuarial present value of accumulated benefits under the Retirement Plan is based on a discount rate of 6.103% as of October 1, 2023. The Pri-2012 Mortality Table is used with the MP-2021 generational scale projected from 2006. Participants are assumed to retire at the latest of current age and the plan’s earliest retirement date with unreduced benefits. No pre-retirement mortality, retirement, or termination has been assumed for the present value factors.

Non-Qualified Deferred Compensation
Executive Deferred Compensation Plan (EDCP)
In addition to eligibility to participate in the 401(k) Plan, the NEOs and other highly compensated employees are eligible to defer up to 50% of base salary and up to 85% of annual incentive pay to the EDCP, an unfunded, non-qualified deferred compensation plan, with benefits paid by the Company out of its general assets. The plan is subject to IRC Section 409A for all deferred compensation earned on or after January 1, 2005. To provide participants with the opportunity to receive up to the full four percent matching contribution offered in the 401(k), the Company provides a “restoration matching contribution” to the EDCP for participants whose deferrals to the 401(k) Plan (and related Company matching contributions) are limited due to the IRC limits applicable to the 401(k) Plan. This restoration matching contribution is only available to Jack in the Box Inc. employees. A participant must be employed on the last day of the calendar year to receive the restoration matching contribution, which is then 100% vested. Participants may choose from an array of investment options.
The following table provides information on the contributions, earnings, withdrawals, and distributions in the Executive Deferred Compensation Plan during fiscal 2023 and the account balances as of the end of fiscal 2023.
Non-Qualified Deferred Compensation Plan Table
	Executive Contributions in Fiscal 2023(1)	Registrant Contributions In Fiscal 2023(2)	Aggregate Earnings in Fiscal 2023	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE23(3)
Mr. Harris (CEO)	$284,848	$87,147	$4,802	$—	$204,624
Mr. Scott (CFO)	$—	$—	$—	$—	$—
Ms. Hooper (Interim PFO)	$18,909	$18,909	$37,366	$—	$344,172
Mr. Mullany (Former CFO)	$—	$—	$2,613	$8,893	$86,217
Mr. Ostrom (CMDO)	$101,933	$32,889	$354	$—	$68,573
Mr. Gordon (CSCO)	$65,476	$19,448	$59,518	$—	$835,144
Ms. Super (CLRO)	$—	$—	$3,582	$—	$29,947
(1)	These amounts are also included in the salary and non-equity incentive plan compensation columns in the 2023 row of the SCT.
(2)
These amounts represent only the restoration matching contributions in the non-qualified EDCP and are reported as “All Other Compensation” in the SCT and represent a portion of the total amount reported as deferred compensation matching contribution in footnote 6 to the SCT, which also includes contributions to the 401(k).

(3)
Amounts reported in this column are included in the “Salary” column in the SCT in prior years if the NEO was a named executive officer in previous years. The balance at FYE 2023 reflects the cumulative value of each NEO’s deferrals, restoration match, and investment gains or losses. The FYE amounts do not include contributions or earnings related to the fiscal 2023 annual incentive payment which was paid after the end of fiscal 2023 (but for which the incentive payments are included in the executive and registrant contributions columns of this table).

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EXECUTIVE COMPENSATION

Potential Payments on Termination of Employment or Change in Control
Compensation & Benefits Assurance Agreements (CIC Agreements). The Company provides CIC Agreements because it considers it in the best interest of its shareholders to encourage continued employment of key management in the event of a CIC transaction. These agreements help facilitate successful performance by key executives during an impending CIC, by protecting them against the loss of their positions following a change in the ownership or control of the Company and ensuring that his or her expectations for long-term incentive compensation arrangements will be fulfilled. Generally, under the agreements, a Company CIC is defined to include:
(i)
the acquisition by any person or group of 50% or more of the outstanding stock or combined voting power of the Company (excluding acquisitions by the fiduciary of the Company benefit plans or certain affiliates);

(ii)	circumstances in which individuals constituting our board of directors generally cease to constitute a majority of the board; and
(iii)	certain shareholder-approved mergers, consolidations, sales of assets or liquidation of the Company.
These CIC Agreements provide certain specified benefits to the executive if, within twenty-four (24) full calendar months following the effective date of a CIC, his or her employment is terminated (“Qualifying Termination”):
(i)	involuntarily other than for cause (which is defined in the agreements and includes acting deliberately and in bad faith or committing fraud), death, or disability, or
(ii)
voluntarily for good reason. Voluntary termination for good reason is generally defined as the executive’s resignation due to: (a) the assignment of the executive to duties or responsibilities inconsistent with his or her status, or a reduction or alteration in the nature or status of his or her duties or responsibilities in effect as of 90 days prior to the CIC event; (b) the acquiring company’s requirement that the executive be based at a location in excess of 50 miles from his or her location immediately prior to a CIC; (c) a material reduction in base salary; (d) a material reduction in the Company’s compensation, health and welfare, retirement benefit plans, or any perquisites, unless an alternative plan is provided of a comparable value; or (e) the Company’s failure to require any successor to assume the CIC Agreement benefits.

CIC benefits under the CIC Agreements are not provided in the event of terminations by reason of death, disability, voluntary termination without good reason, or the Company’s involuntary termination of the executive’s employment for cause. CIC benefits under the CIC Agreements are also not provided in the event of a CIC when there is not a corresponding Qualifying
Termination. In the event of a CIC of the Company and Qualifying Termination of an executive covered under a CIC Agreement as described above, the executive is entitled to the following severance benefits:
1.	A lump sum cash payment equal to his or her accrued but unpaid annual salary and unreimbursed business expenses.
2.	A lump sum cash amount equal to a multiple of the executive’s then-current annual salary, based on his or her position, as follows:
Multiple of Base Salary
Messrs. Harris, Scott, and Ostrom	2.5x
Mr. Gordon and Ms. Super	1.5x
3.
A lump sum cash incentive award equal to the multiple above times the greater of: (a) the average annual incentive percentage for the last three fiscal years prior to the CIC times annual salary; or (b) the average dollar amount of the annual incentive paid for the last three fiscal years prior to the CIC. If an executive does not have three full years of incentive awards, the Company will apply the target incentive award percentage for each missed year.

4.
Continuation of health insurance coverage at Company expense at the same cost and same coverage level as in effect as of the executive’s Qualifying Termination date (subject to changes in coverage levels applicable to all employees generally) for a specified coverage period as provided below, to run concurrently with any coverage provided under COBRA. If an executive receives health insurance coverage with a subsequent employer prior to the end of 18 months, the continuation of health insurance coverage under the agreement is discontinued.

Coverage Period
Messrs. Harris, Scott, and Ostrom	30 months
Mr. Gordon and Ms. Super	18 months
5.	Standard outplacement services at Company expense, from a nationally recognized outplacement firm selected by the executive, for a period of up to one year from the date of Qualifying Termination.
6.
Vesting of unvested restricted stock and RSUs, PSUs, and in-the-money stock options, in accordance with the terms of the applicable award agreement and stock incentive plan. All options and RSU awards provide that unvested units that continue after a CIC are “double-trigger”, requiring both a CIC and Qualifying Termination for vesting to accelerate. (For PSU grants, no Qualifying Termination is required.) The terms of PSU awards provide for accelerated

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vesting upon a CIC that pays out at actual levels achieved for completed performance periods and at target level for incomplete periods. See Footnote 2 to the following table.
No outstanding CIC Agreements (or any other agreements with our NEOs) provide for any excise tax gross up for excess parachute payments under IRC Section 280G. The Agreements provide for payment of the greater of: (i) the aggregate parachute payments reduced to the maximum amount that would not subject the executive to relevant excise taxes; or (ii) the aggregate parachute payments, with the executive paying the relevant excise taxes and such other applicable federal, state and local income and employment taxes. Under this “best after tax” provision, the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes.
Non-Qualified Deferred Compensation. In the event of a CIC, accounts shall be distributed in accordance with the participant’s existing distribution election (on termination of employment or under a scheduled in-service withdrawal).
Termination of Employment Without Change in Control. In the event of a termination not related to a CIC, NEOs will receive amounts under the terms and provisions of the specific plans in which they are a participant, including the
EDCP. Additionally, the NEOs are eligible for severance benefits under the Executive Severance Plan adopted in February 2020. The Executive Severance Plan provides severance benefits in the event of an involuntary termination other than for cause (which is defined in the plan and includes acting deliberately and in bad faith or committing fraud) and other than upon death, disability or voluntary resignation, and in any case that does not occur during the twenty-four months following a CIC (a Non-CIC Qualifying Termination). Upon such a Non-CIC Qualifying Termination, the Executive Severance Plan provides for the following primary benefits, expressly contingent on the executive timely executing an effective general release of claims against the Company:
•	A severance payment in the amount of 12 months of base salary (24 months in the case of the CEO);
•
A payment equivalent to the aggregate amount of the executive’s monthly COBRA premium payment in excess of the monthly premium the executive would pay as an active employee of the Company, for 12 months (24 months in the case of the CEO); and

•
A prorated annual incentive payment for the year in which the termination occurs, based on actual achievement of the performance goals under the Company’s performance incentive program for such fiscal year.

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EXECUTIVE COMPENSATION

Potential Payments on Termination of Employment or Change in Control
The following table illustrates the potential payments and benefits our current NEOs would be entitled to as of fiscal 2023 year-end: (1) in the event of a termination of employment not related to a CIC, including (i) voluntary termination, or (ii) involuntary termination without cause that is a Non-CIC Qualifying Termination, or (iii) due to death or disability; and (2) in the event of a CIC and a Qualifying Termination. All references to “CIC” refer to a “Company CIC” as defined in the Compensation & Benefits Assurance Agreements section.
The potential payments assume that the termination and/or CIC occurred on the last day of fiscal 2023, October 1, 2023, and, where applicable, use the closing price of our Common Stock of $69.06 on September 29, 2023 (the last market trading day in the fiscal year). The actual amounts to which a NEO may be eligible to receive can only be determined at the time of such termination or CIC, and therefore, the actual amounts will vary from the estimated amounts in the table below for any NEO who has not terminated service as of the last day of fiscal 2023. For Mr. Mullany, who separated service with the Company during fiscal 2023, the actual payments he received in connection with his termination, is described in the section after the table.
Potential Payments on Termination of Employment or Change in Control
	Cash Severance Payment(1)	Equity Incentive and Stock Awards(2)	Pension Benefits(3)	TOTAL
Mr. Harris (CEO)
Termination Reason
Voluntary	—	—	—	—
Involuntary Term Without Cause/ Qualifying Termination	$3,446,710	—	—	$3,446,710
Death or Disability	—	$4,584,461	—	$4,584,461
Change in Control / Qualifying Termination	$5,355,513	$6,265,306	—	$11,620,819
Mr. Scott (CFO)
Termination Reason
Voluntary	—	—	—	—
Involuntary Term Without Cause/ Qualifying Termination	$646,675	—	—	$646,675
Death or Disability	—	$401,446	—	$401,446
Change in Control / Qualifying Termination	$2,798,562	$836,212	—	$3,634,774
Ms. Hooper (former Interim PFO)*
Termination Reason
Voluntary	—	—	$305,498	$305,498
Involuntary Term Without Cause/ Qualifying Termination	$929,362	—	$305,498	$1,234,860
Death or Disability	—	$266,157	$305,498	$571,655
Change in Control / Qualifying Termination	—	—	—	—
Mr. Ostrom (CMDO)
Termination Reason
Voluntary	—	—	—	—
Involuntary Term Without Cause/ Qualifying Termination	$1,161,791	—	—	$1,161,791
Death or Disability	—	$895,629	—	$895,629
Change in Control / Qualifying Termination	$2,580,670	$1,226,515	—	$3,807,185
Mr. Gordon (CSCO) − Retirement Eligible
Termination Reason
Voluntary	—	$613,245	$239,002	$852,247
Involuntary Term Without Cause/ Qualifying Termination	$830,236	$613,245	$239,002	$1,682,483
Death or Disability	—	$613,245	$239,002	$852,247
Change in Control / Qualifying Termination	$1,134,865	$815,234	$239,002	$2,189,101
Ms. Super (CLRO)(4)
Voluntary	—	—	—	—
Involuntary Term Without Cause/ Qualifying Termination	$895,014	—	—	$895,014
Death or Disability	—	$596,946	—	$596,946
Change in Control / Qualifying Termination	$979,528	$798,935	—	$1,778,463
*
Ms. Hooper is not a participant in the Executive Severance Plan. In the event of an involuntary termination without Cause, she may receive benefits under the Company’s standard severance program for non-executive officers which provides for 2 weeks cash severance per year of service up to a maximum of 52 weeks and the cash value of unvested RSUs that would have vested between fiscal year end 2023 and December 31, 2023; and if enrolled in the Company’s medical plans at the time of termination, cash severance to assist with COBRA premiums, equal to a fixed amount for every 4 weeks of severance.

(1)	The amounts in this table for the Cash Severance Payment include:
66 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

(a)
For all NEOs, except Ms. Hooper, the cash payment amount is equal to a multiple of annual base salary under the Executive Severance Plan, as described in the Termination of Service section VII.f above (the “Non-CIC Section”), and (b) for all NEOs, amounts shown in the table for a CIC/Qualifying Termination reflect a multiple of annual base salary under the CIC Agreement, as described in the Compensation and Benefits Assurance Agreements in section VII.g. (“CIC Section”) above.

(b)	Annual Incentive: Reflects multiple of annual incentive under the Executive Severance Plan as described in the Non-CIC Section and the CIC Section.
(c)
Reflects benefits continuation under the Executive Severance Plan and CIC Agreements as described in the Non-CIC Section and the CIC Section, respectively, including with respect to the CIC Agreements, outplacement fee estimate of $10,000; and with respect to the CIC Agreements 100% vesting of company restoration matching contribution.

(2)
Equity Incentive and Stock Awards: The amounts shown in the table reflect only the value of unvested awards and options that would be accelerated upon termination and/or CIC as applicable; they do not include the vested portion of awards and options as of the end of fiscal 2023. For a CIC, the amounts shown reflect only the amount of acceleration of unvested restricted stock awards and stock units, unvested performance shares, and in-the-money unvested stock options. All references to termination exclude terminations for cause.

a)	Performance Shares (PSUs):
(i)
Upon termination not related to a CIC, if eligible to retire under a Company sponsored retirement plan or due to death or disability, and the awardee had been continuously employed by the Company as of the last day of the first fiscal year of the performance period, the performance shares would vest on a prorated basis, based on the number of full accounting periods the awardee was continuously employed by the Company during the performance period and to the extent to which performance goals are achieved.

(ii)	Upon termination not related to a CIC (other than as described above), the award would be cancelled.
(iii)
Upon a CIC, PSUs would vest and pay out based on (A) actual achievement for completed fiscal years for which targets have been set and performance results measured and (B) at 100% of target for any incomplete fiscal years for which performance results are not known.

For the accelerated portion of PSUs for which performance was unknown as of the last day of fiscal 2023, the amounts in the table assume that the PSUs will be accelerated based on target performance levels.
b)	Time-vested RSUs:
(i)	Upon termination not related to a CIC, disability, or retirement, the award would be cancelled.
(ii)	Upon death, disability or retirement, the RSUs would vest 100%.
(iii)	Upon a CIC, RSUs would vest only upon a Qualifying Termination, unless not assumed by an acquirer.
c)	Option Awards:
(i)
Upon termination not related to a CIC, and eligible to retire under a Company sponsored retirement plan, determination of shares vested is based on a formula of 5% additional vesting for each year of service with the Company.

(ii)	Upon termination not related to a CIC, and not eligible to retire under a Company sponsored retirement plan, there is no acceleration of option awards.
(iii)	Upon death, options would vest 100%.
(iv)	Upon a CIC, where options are not assumed by the acquiring company, options vest 100% only upon a Qualifying Termination related to the CIC.
(v)
Vesting upon disability is based on the number of shares which would have been vested as of twelve months following the optionee’s first day of absence from work with the Company, and therefore, for purposes of this table, no additional vesting is applied in the event of a disability.

(3)
Pension: Annual benefit amounts listed for Mr. Gordon and Ms. Hooper are subject to the eligibility and vesting provisions of the Retirement Plan, which are described above in the sections of this Proxy Statement titled Retirement Plan and Pension Benefits Table and accompanying footnotes. All values shown represent present values and are based on the following:

a)
In the event of a voluntary/involuntary termination (for any reason) or death, benefit values are based on accrued benefits as of fiscal year-end payable at normal retirement. Benefit values were calculated as of October 1, 2023, based on a discount rate of 6.103%. The Pri-2012 Mortality Table is used with the MP-2021 generational scale projected from 2006. In the event of death while actively employed, the amount of the benefit under the Retirement Plan would be the accrued actuarial equivalent pension benefit as determined on the date of death. Such benefit is not subject to any reduction of benefits.

b)
Disability benefits shown assume a NEO terminates employment with the Company due to disability and remains continuously disabled until reaching normal retirement age. Benefit values are based on accrued benefits as of the NEOs normal retirement age and were calculated as of October 1, 2023 based on a discount rate of 6.103% and the Pri-2012 Mortality Table as described above.

c)	In the event of an involuntary termination within 24 months following a CIC, benefit values are based on accrued benefits as of fiscal year-end and were calculated as of October 1, 2023.
(4)
The CIC Agreement “best after tax” provision applied to Ms. Super at FYE2023 would result in reducing her Cash Payment. The estimated reduction is $242,054. The net amount is reflected in the Cash Payment column.

Former NEO
Former CFO, Mr. Mullany ceased to be an officer and employee of the company on February 2, 2023. In connection with his departure, and in exchange for entering into a separation and release agreement that includes a general release of claims against the Company, he received benefits under the Executive Severance Plan totaling $747,857, which represents 12 months of base pay ($534,000), 12 months of the employer portion of COBRA premiums ($15,985), and a prorated incentive payment ($197,872) pursuant to the Executive Severance Plan, with the amount determined using a target incentive of 75% of base salary and the Company’s fiscal 2023 annual performance incentive plan results.
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PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the company. Our executive compensation approach for pay-for-performance is to link the largest proportion of compensation to short- and long-term incentives that are based on actual financial and strategic results that enhance shareholder value, as described further in the “Compensation Discussion and Analysis” on pages 36- 55.
Required Tabular Disclosure of Pay Versus Performance
The amounts set forth below under “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for Non-PEO NEOs” do not represent the actual value of cash and shares of the Company’s common stock earned or realized by our NEOs during the year. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the CD&A section above.
The table below sets forth additional compensation information for our Principal Executive Officer (“PEO”) and our non-PEO NEOs along with total shareholder return (TSR), net income, and Operating EBIT performance results for the 2023, 2022 and 2021 fiscal years.
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (in thousands)(4)	Operating EBIT (in thousands)(5)
					Company TSR(3)	Peer Group TSR(3)
2023	$5,346,487	$5,904,032	$1,218,660	$1,107,969	$ 95.35	$121.03	$130,826	$252,458
2022	$4,623,568	$3,552,682	$1,319,384	$1,252,322	$77.79	$79.16	$115,781	$245,521
2021	$4,709,511	$5,194,709	$1,218,621	$1,181,661	$124.73	$124.80	$165,755	$276,609
(1)	The PEO for each year reported was Mr. Harris, our Chief Executive Officer. The other named executive officers (NEOs), for year each year reported are as follows:
•	2023: Mr. Scott; Ms. Hooper; Mr. Mullany; Mr. Ostrom; Mr. Gordon; and Ms. Super
•	2022: Mr. Mullany; Mr. Ostrom; Mr. Cook; and Mr. Piano
•	2021: Mr. Mullany; Ms. Hooper; Mr. Ostrom; Mr. Gordon; Mr. Piano; and Mr. Martin
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay Versus Performance table above. The table below sets forth the adjustments from Total Compensation reported in the Summary Compensation Table. For purposes of the pension valuation adjustments, there was no pension service or prior service cost. In addition, for purposes of equity adjustments, there were no dividends or other earnings paid during the applicable fiscal year.

		2023		2022		2021
		PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
	Summary Compensation Table (“SCT”) Total Compensation	$5,346,487	$1,218,660	$4,623,568	$1,319,384	$4,709,511	$1,218,621
Pension Value Adjustments	Deduct: Change in Pension Value Reported in the SCT for Applicable Fiscal Year (“FY”)	$ 0	$ 290	$ 0	$ 0	$ 0	$4,425
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		2023		2022		2021
		PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Equity Award Adjustments*	Deduct: Grant Date Fair Value of the “Stock Awards” Column in the SCT for Applicable FY	$2,745,302	$ 358,811	$2,618,140	$ 445,614	$2,634,444	$374,357
	Add: Fair Value at Applicable FY End of Equity Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End	$3,604,355	$ 434,342	$2,456,309	$ 479,344	$2,907,881	$349,413
	Add: Change in Fair Value from the end of the Prior FY to the end of the Applicable FY of Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End	$-193,040	$-16,166	$-758,214	$-94,153	$ 123,482	$17,106
	Add: Vesting Date Fair Value of Awards Granted during Prior FY that Vested During Applicable FY	$-108,468	$-11,034	$-150,842	$-6,638	$ 88,279	$26,087
	Deduct: Fair Value at Prior Year End of Awards Granted during Prior FY that were Forfeited during Applicable FY	$ 0	$ 158,732	$ 0	$ 0	$ 0	$50,783
	CAP**	$5,904,032	$1,107,969	$3,552,682	$1,252,322	$5,194,709	$1,181,661
*	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
**	Due to rounding, the totals shown may not equal the precise values obtained by adding and subtracting the numbers in the column.
(3)
For the relevant fiscal year, represents the cumulative TSR of our common stock and the “Company Peers” (as defined below) for the applicable fiscal year. In each case, assumes an initial investment of $100 at the beginning of that fiscal year. “Company Peers” include: for fiscal year 2023: BJ's Restaurants Inc.; Bloomin’ Brands, Inc.; Brinker Int’l, Inc.; Cheesecake Factory Inc.; Chipotle Mexican Grill, Inc.; Cracker Barrel Old Country Store, Inc.; Denny's Corp.; Dine Brands Global Inc.; Domino's Pizza, Inc.; El Pollo Loco Holdings Inc.; Krispy Kreme, Inc.; Papa John's Int’l Inc.; Restaurant Brands Int’l Inc.; Shake Shack Inc.; Texas Roadhouse, Inc.; Wendy’s Company; and Wingstop Inc.; for fiscal year 2022: BJ's Restaurants Inc.; Carrols Restaurant Group, Inc.; Cheesecake Factory Inc.; Chipotle Mexican Grill, Inc.; Cracker Barrel Old Country Store, Inc.; Denny's Corp.; Dine Brands Global Inc.; Domino's Pizza, Inc.; El Pollo Loco Holdings Inc.; Krispy Kreme, Inc.; Papa John's Int’l Inc.; Red Robin Gourmet Burgers, Inc.; Restaurant Brands Int’l Inc.; Shake Shack Inc.; Texas Roadhouse, Inc.; Wendy’s Company; and Wingstop Inc.; and for fiscal year 2021: BJ's Restaurants Inc.; The Cheesecake Factory Inc.; Chuy's Holdings Inc.; Cracker Barrel Old Country Store, Inc.; Denny's Corp.; Dine Brands Global Inc.; Domino's Pizza, Inc.; El Pollo Loco Holdings Inc.; Noodles & Co; Papa John's Int’l Inc.; Red Robin Gourmet Burgers, Inc.; Ruth's Hospitality Group Inc.; Shake Shack Inc.; Texas Roadhouse, Inc.; The Wendy’s Company; and Wingstop Inc.

(4)	Reflects net income in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the fiscal years 2023, 2022 and 2021.
(5)
The Company’s Selected Measure (“CSM) is Operating EBIT which is a non-GAAP measure defined by the Company as net earnings before interest expense, net and income taxes, excluding gains or losses on the sale of company operated restaurants, integration and restructuring related costs, pension and postretirement expenses, net, gains or losses associated with the Company’s company-owned life insurance policies, and earnings or losses from discontinued operations. See Appendix A — Reconciliation of Non-GAAP measurements to GAAP Results. We chose Operating EBIT as our Company Selected Measure for evaluating Pay versus Performance because it is the key metric for measuring operational performance and is the primary metric used in our annual incentive targets (with 50% weighting for 2023).

Required Tabular Disclosure of Most Important Financial Performance Measures
As described in our CD&A, the Compensation Committee establishes the Company’s compensation framework and pay for our NEOs to reward executives commensurate with our performance and align their interests with those of our shareholders. The table below identifies our most important financial and strategic performance measures used to link CAP for our PEO and other NEOs to company performance for the fiscal year ending October 1, 2023. These measures are used to determine the annual incentive and PSU payouts for our CEO and the other NEOs.
•	Operating EBIT
•	System Same-Store Sales
•	Development & Net Unit Growth
•	Adjusted EBITDA
•	Return on Invested Capital (ROIC)
•	Systemwide Sales (All Restaurants)
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 69

PAY VERSUS PERFORMANCE

Required Disclosure of the Relationship Between CAP and Financial Performance Measures
The charts below illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, CAP is calculated in accordance with SEC rules and does not fully represent the actual compensation earned by or actually paid to our CEO and NEOs during the applicable years.

CAP vs. Company TSR
Compensation Actually Paid (CAP) (in Millions)
Value of Initial Fixed $100 Investment
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$135.0
$120.0
$105.0
$90.0
$75.0
$60.0
$45.0
$30.0
$15.0
$0.0
$124.73
$77.79
$95.35
$5.2
$1.2
$3.6
$1.3
$5.9
$1.1
FY2021
FY2022
FY2023
PEO CAP
Avg Non-PEO NEOs CAP
Company TSR

CAP vs. Peer TSR
Compensation Actually Paid (CAP) (in Millions)
Value of Initial Fixed $100 Investment
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$135.0
$120.0
$105.0
$90.0
$75.0
$60.0
$45.0
$30.0
$15.0
$0.0
$124.80
$79.16
$121.03
$5.2
$1.2
$3.6
$1.3
$5.9
$1.1
FY2021
FY2022
FY2023
PEO CAP
Avg Non-PEO NEOs CAP
Peer TSR

CAP vs. Net Income
Compensation Actually Paid (CAP) (in Millions)
Net Income (in Millions)
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$180.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$165.8
$115.8
$130.8
$5.2
$1.2
$3.6
$1.3
$5.9
$1.1
FY2021
FY2022
FY2023
PEO CAP
Avg Non-PEO NEOs CAP
Net Income

CAP vs. Operating EBIT
Compensation Actually Paid (CAP) (in Millions)
Operating EBIT (in Millions)
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$280.0
$275.0
$270.0
$265.0
$260.0
$255.0
$250.0
$245.0
$240.0
$235.0
$230.0
$225.0
$276.6
$245.5
$252.5
$5.2
$1.2
$3.6
$1.3
$5.9
$1.1
FY2021
FY2022
FY2023
PEO CAP
Avg Non-PEO NEOs CAP
Operating EBIT

70 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth, as of January 5, 2024 (the “Record Date”), information with respect to beneficial ownership of our Common Stock by (i) each person who we know to beneficially own more than 5% of our Common Stock, (ii) each director and nominee for director of the Company, (iii) each NEO listed in the Summary Compensation Table herein and (iv) all of our directors and executive officers (employed as of the Record Date) of the Company as a group. The address of each director and executive officer shown in the table below is c/o Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123.
We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of January 5, 2024. All percentages are based on the shares of Common Stock outstanding as of January 5, 2024. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.
Security Ownership of Certain Beneficial Owners
Name	Number of Shares of Common Stock Beneficially Owned as of January 5, 2024	Percent of Class
BlackRock Inc.(1)	3,030,062	15.49%
Vanguard Group Inc.(2)	2,428,017	12.42%
Capital World Investors(3)	1,606,607	8.21%
Biglari Capital Corp.(4)	1,073,883	5.49%
(1)
According to its Form 13F filings as of September 30, 2023, BlackRock Inc. had sole investment discretion with respect to 3,030,062 shares, of which it had sole voting authority with respect to 2,993,600 shares and no voting authority with respect to 36,462 shares. The address of BlackRock Inc. is 50 Hudson Yards, New York, NY 10001.

(2)
According to its Form 13F filings as of September 30, 2023, Vanguard Group Inc., on behalf of itself and its direct subsidiaries, Vanguard Fiduciary Trust Co, Vanguard Investments Australia, Ltd., and Vanguard Global Advisers, LLC had investment discretion with respect to accounts holding 2,428,017 shares. The Vanguard Group Inc. was the beneficial owner of 2,365,297 shares, of which it had no voting authority. Vanguard Fiduciary Trust Co was the beneficial owner of 33,507 shares, of which it had shared voting power. Vanguard Investments Australia, Ltd. was the beneficial owner of 7,266 shares, of which it had shared voting power. Vanguard Global Advisers, LLC. was the beneficial owner of 21,947 shares, of which it had no voting power. The address of Vanguard Group, Inc. is P.O. Box 2600 V26, Valley Forge, PA 19482-2600.

(3)
According to its Form 13F filings as of September 30, 2023, Capital World Investors, on behalf of itself and direct subsidiaries, Capital Group Companies Inc. and Capital Research & Management Co, has investment discretion and sole voting power with respect to accounts holding 1,606,607 shares. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(4)
According to its Form 13F filings as of September 30, 2023, Biglari Capital Corp, on behalf of itself and its direct affiliates and subsidiaries, Sardar Biglari, Lion Fund, L.P., and Lion Fund II, L.P, has investment discretion and sole voting power with respect to accounts holding 1,073,883 shares. The address of Biglari Capital Corp. is 19100 Ridgewood Pkwy, Suite 1200, San Antonio, TX 78259.

JACK IN THE BOX INC. | 2024 PROXY STATEMENT 71

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Management
Name	Shares(1) Direct Holdings	RSUs Acquirable and Options Exercisable Within 60 Days(2)	Deferred Stock Equivalents / Units(3)	Unvested RSUs(4)	Total Shares Beneficially Owned	Percent of Class(5)
Mr. Harris	33,107	—	—	—	33,107	*
Mr. Scott	—	—	—	—	—	*
Ms. Hooper	2,479	—	—	—	2,479	*
Mr. Ostrom	5,843	792	—	—	6,635	*
Mr. Gordon	8,976	9,866	—	6,929	25,771	*
Ms. Super	3,350	505	—	—	3,855	*
Mr. Diaz	—	—	—	1,332	1,332	*
Mr. Goebel	6,667	—	22,014	1,877	30,558	*
Ms. John	2,433	—	7,067	1,332	10,832	*
Ms. Kleiner	6,556	—	12,861	1,332	20,749	*
Mr. Murphy	—	—	69,362	1,332	70,694	*
Mr. Myers	5,843	—	23,573	1,332	30,748	*
Mr. Tehle	9,121	—	50,759	1,332	61,212	*
Ms. Yeung	—	—	11,048	1,332	12,380	*
All Directors and Executive Officers as a Group (18 persons)	93,386	11,163	196,684	18,130	319,363	1.6%
*	Asterisk in the percent of class column indicates beneficial ownership of less than 1%
(1)	Represents the number of shares of common stock beneficially owned on January 5, 2024.
(2)	Represents RSUs that vest within 60 days from January 5, 2024 and options that were exercisable on January 5, 2024 and options that become exercisable within 60 days of January 5, 2024.
(3)
Represents (i) Common Stock equivalents attributed to cash compensation deferred under the Director Deferred Compensation Plan and (ii) deferred RSUs and related dividends. (As described in the Director Compensation section of this Proxy Statement, these deferrals are convertible on a one-for-one basis into shares of Common Stock upon a director’s termination of service.)

(4)
Represents for (a) for retirement-eligible executives, RSUs that fully vest upon termination of service and are convertible on a one-for-one basis into shares of Common Stock upon vesting, and (b) for directors, RSUs that fully vest upon the earlier of 12 months from the date of grant or upon termination of service.

(5)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named in the Beneficial Ownership table on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

72 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

PROPOSAL FOUR — SHAREHOLDER PROPOSAL REGARDING GREENHOUSE GAS (“GHG”) EMISSIONS DISCLOSURES

PROPOSAL FOUR — SHAREHOLDER PROPOSAL REGARDING GREENHOUSE GAS (“GHG”) EMISSIONS DISCLOSURES
The Company received from The Accountability Board the following shareholder proposal (the “Accountability Board Proposal”) for action at the Annual Meeting. We will promptly provide the Accountability Board’s address, and, to our knowledge, share ownership upon a shareholder’s written request to the Corporate Secretary at Jack in the Box Inc., 9357 Spectrum Center Blvd., San Diego, CA 92123, Attention: Corporate Secretary.
The following text of the Accountability Board Proposal and supporting statement appears exactly as received by the Company. All statements contained in the Accountability Board Proposal are the sole responsibility of The Accountability Board:
RESOLVED: Shareholders ask Jack in the Box (JACK) to determine and disclose its current greenhouse gas (“GHG”) emissions (for at least Scopes 1 and 2) as well as short-, medium- and long-term goals for reducing its emissions. Progress meeting the goals should then be disclosed annually.
SUPPORTING STATEMENT:
Dear fellow shareholders,
In the “Corporate Stewardship” section of JACK’s “Integrity Playbook,” the company recognizes that it has, “responsibilities to people and communities who are impacted by our actions, whether they have chosen to do business with us or not. In fact,” it continues, “our responsibilities to our shareholders, employees, guests and business partners include the duty to be a good steward of our communities, our environment, and of people and things that are impacted by our business.”
But to date, JACK’s social and environmental efforts have been sporadic and limited.
Indeed, JACK seems to lack policies with measurable goals addressing even highly prevalent social and environmental issues.
Take climate change, for example. Other restaurants publish emissions data and reduction targets. As just one example, McDonald’s has joined the United Nations Race to Zero campaign, committing to put it “on the path to net zero emissions by 2050” and has extensive disclosures regarding its GHG emissions (and reductions) for Scopes 1, 2, and 3 emissions. (See bit.ly/mcd-emissions, for example.)
But not JACK: the company hasn’t disclosed any GHG emissions data or reduction targets.
This is despite the fact that addressing policy issues like climate change impacts the issues themselves and that failing to do so can pose material risks that jeopardize the ability to achieve durable financial returns.
As Glass Lewis concludes, “insufficient oversight of material environmental and social issues can present direct legal, financial, regulatory and reputational risks that could serve to harm shareholder interests.”
JACK itself recognizes risks associated with failing to adequately address significant environmental matters. Its recent 10-Ks warn shareholders, for example, that competitors’ “environmental-focused claims may hurt our competitive positioning as existing or potential customers could seek out other dining options.” They also caution, “Our sales and the revenue that we receive from franchisees could be impacted by changes in customer preferences…in response to environmental…concerns,” and, “If we fail to adapt to changes in customer preferences and trends, we may lose customers and our sales and the rents, royalties, and marketing fees we receive from franchisees may deteriorate.”
Looking ahead, JACK acknowledges it can improve. Its Integrity Playbook says, “We can and should (and will) pay more attention to these issues as our business grows.”
We agree the company can do better and are pleased to hear it will pay more attention to environmental issues. But real corporate stewardship requires meaningful action, not vague aspirational statements. And we believe a reasonable next step would be to determine and disclose its GHG emissions and set targets for reducing them.
We hope you’ll agree and support this proposal. Thank you.
Contact: JACK@TABholdings.org
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 73

PROPOSAL FOUR — SHAREHOLDER PROPOSAL REGARDING GREENHOUSE GAS (“GHG”) EMISSIONS DISCLOSURES

Company Response to Shareholder Proposal
The Board of Directors has carefully considered this shareholder proposal and recommends that shareholders vote AGAINST it, as we believe any greenhouse gas (“GHG”) emissions disclosures would be premature at this time until (1) further amendments, challenges, and/or implementing regulations are finalized under California’s Climate Corporate Data Accountability Act, which was just recently signed into law on October 7, 2023; and (2) more clarity is provided regarding the SEC’s proposed climate disclosure bill.
The Company will be ready to comply with California’s Climate Corporate Data Accountability Act and any SEC climate disclosure rule if/when they each become finalized; however, until then, we do not believe it is in the best interests of our shareholders to begin to compile GHG emissions disclosures until exact legal requirements and timelines are completely defined and finalized.
The Board will take the results of this vote into consideration, together with any other input from our shareholders and other relevant factors, as well as our Board of Directors’ fiduciary obligations to act in the best interests of the Company and its shareholders, in making its decision regarding GHG emissions reporting.
Vote Required for Approval
Approval requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will have the same effect as a vote “AGAINST” this proposal. Brokers do not have discretionary authority to vote uninstructed shares on this matter.
ON PROPOSAL FOUR, SHAREHOLDER PROPOSAL REGARDING GREENHOUSE GAS (“GHG”) EMISSIONS DISCLOSURES, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.
74 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

OTHER INFORMATION

OTHER INFORMATION
Certain Relationships and Related Transactions
It is the Company’s policy that the Audit Committee approve or ratify transactions involving the Company and its directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules.
During fiscal year 2023, the Company was not a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any of its directors, named executive officers or other executive officers, any holder of more than 5% of its Common Stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” above.
JACK IN THE BOX INC. | 2024 PROXY STATEMENT 75

APPENDIX A—RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS

APPENDIX A—RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
This Proxy Statement contains information regarding Adjusted EBITDA, Restaurant-Level Margin, Franchise-Level Margin, and Operating EBIT, which are non-GAAP financial measures. Management believes that these measurements, when viewed with the Company’s results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company’s core business without regard to potential distortions. Additionally, Operating EBIT were used by the Compensation Committee in determining annual incentive targets further discussed in the Proxy Statement.
Adjusted EBITDA
Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains on the sale of company-operated restaurants, other operating expense (income), net, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, and amortization of franchise tenant improvement allowances and incentives, net COLI (gains) losses, and pension and post-retirement benefit cost.
Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company’s ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).
Consolidated:	2023	2022
Net earnings — GAAP	$130,826	$115,781
Income taxes	58,514	46,111
Interest expense, net	82,446	86,075
Gains on the sale of company-operated restaurants	(17,998)	(3,878)
Other operating expense (income), net	10,837	889
Depreciation and amortization	62,287	56,100
Amortization of cloud-computing costs	5,004	5,116
Amortization of favorable and unfavorable leases and subleases, net	1,633	1,120
Amortization of franchise tenant improvement allowances and incentives	4,647	4,446
Net COLI (gains) losses	(5,953)	9,911
Pension and post-retirement benefit costs	6,967	303
Adjusted EBITDA — Non-GAAP	$339,210	$321,974
Restaurant-Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, pre-opening costs, depreciation and amortization, other operating expense (income), net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company’s core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.
JACK IN THE BOX INC. | 2024 PROXY STATEMENT A-1

APPENDIX A—RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):
	Jack in the Box		Del Taco
	2023	2022	2023	2022
Earnings from operations — GAAP	$263,283	$238,926	$15,469	$9,344
Franchise rental revenues	(351,283)	(335,936)	(13,307)	(4,455)
Franchise royalties and other	(214,290)	(203,211)	(26,226)	(13,610)
Franchise contributions for advertising and other services	(215,990)	(197,815)	(24,932)	(11,986)
Franchise occupancy expenses	216,452	211,260	13,150	4,349
Franchise support and other costs	10,072	15,622	2,259	868
Franchise advertising and other services expenses	227,868	206,191	25,666	12,081
Selling, general and administrative expenses	114,751	97,762	58,120	33,061
Other operating expense (income), net	(1,561)	(1,887)	12,398	2,776
Gains on the sale of company-operated restaurants	(226)	(3,878)	(17,772)	—
Depreciation and amortization	35,973	39,896	26,314	16,204
Pre-opening costs	1,222	1,107	163	3
Restaurant-Level Margin — Non-GAAP	$86,271	$68,037	$71,302	$48,635
Company restaurant sales	$413,748	$414,225	$432,530	$286,845
Restaurant-Level Margin % — Non-GAAP	20.9%	16.4%	16.5%	17.0%

Franchise-Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, pre-opening costs, depreciation and amortization, impairment and other charges, net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.
A-2 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

APPENDIX A—RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):
	Jack in the Box		Del Taco
	2023	2022	2023	2022
Earnings from operations — GAAP	$263,283	$238,926	$15,469	$9,344
Company restaurant sales	(413,748)	(414,225)	(432,530)	(286,845)
Food and packaging	130,904	133,815	119,931	82,530
Payroll and employee benefits	127,357	138,038	147,241	94,212
Occupancy and other	69,215	74,337	94,057	61,466
Selling, general and administrative expenses	114,751	97,762	58,120	33,061
Other operating expense (income), net	(1,561)	(1,887)	12,398	2,776
Gains on the sale of company-operated restaurants	(226)	(3,878)	(17,772)	—
Depreciation and amortization	35,973	39,896	26,314	16,204
Pre-opening costs	1,222	1,107	163	3
Franchise-Level Margin — Non-GAAP	$327,171	$303,891	$23,391	$12,751
Franchise rental revenues	$351,283	$335,936	$13,307	$4,455
Franchise royalties and other	214,290	203,211	26,226	13,610
Franchise contributions for advertising and other services	215,990	197,815	24,932	11,986
Total franchise revenues	$781,563	$736,962	$64,465	$30,051
Franchise-Level Margin % — Non-GAAP	41.9%	41.2%	36.3%	42.4%

Operating EBIT - Consolidated
Operating EBIT – Consolidated represents the Consolidated net earnings on a GAAP basis excluding income taxes, interest expense, net, pension and postretirement expense, gains on the sale of company-operated restaurants, gains on sale of real estate to franchisees, acquisition, integration, and restructuring charges, and mark-to-market changes in the cash surrender value of company owned life insurance (“COLI”) policies, net of a deferred compensation obligation supported by these policies. Operating EBIT is one of the metrics used in determining payouts under the 2023 Annual Incentives.
Below is a reconciliation of non-GAAP Operating EBIT to the most directly comparable GAAP measure, net earnings (in thousands).
Consolidated:	2023
Net earnings — GAAP	$130,826
Income taxes	58,514
Interest expense, net	82,446
Pension and postretirement expense	6,967
Gains on the sale of company-operated restaurants	(17,998)
Gains on sale of real estate to franchisees	(9,467)
Acquisition, integration, and restructuring charges	7,123
Gains on COLI policies, net	(5,953)
Operating EBIT — Non-GAAP	$252,458
JACK IN THE BOX INC. | 2024 PROXY STATEMENT A-3

APPENDIX A—RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS

Operating EBIT – Jack in the Box
Operating EBIT- Jack in the Box represents the stand-alone Jack in the Box net earnings on a GAAP basis excluding income taxes, interest expense, net, pension and postretirement expense, gains on the sale of company-operated restaurants, gains on sale of real estate to franchisees, acquisition, integration, and restructuring charges, and mark-to-market changes in the cash surrender value of company owned life insurance (“COLI”) policies, net of a deferred compensation obligation supported by these policies. Operating EBIT is one of the metrics used in determining payouts under the 2023 Annual Incentives.
Below is a reconciliation of non-GAAP Operating EBIT to the most directly comparable GAAP measure, net earnings (in thousands).
Jack in the Box:	2023
Net earnings — GAAP	$128,571
Income taxes	45,336
Interest expense, net	82,410
Pension and postretirement expense	6,967
Gains on the sale of company-operated restaurants	(226)
Gains on sale of real estate to franchisees	(9,467)
Acquisition, integration, and restructuring costs	2,292
Gains on COLI policies, net	(5,953)
Operating EBIT — Non-GAAP	$249,930
A-4 JACK IN THE BOX INC. | 2024 PROXY STATEMENT

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The Board of Directors recommends you vote FOR all 9 nominees listed.

1. Election of Directors

Nominees	For	Against	Abstain
1a. Guillermo Diaz, Jr.	☐	☐	☐
1b. David L. Goebel	☐	☐	☐
1c. Darin S. Harris	☐	☐	☐
1d. Sharon P. John	☐	☐	☐
1e. Madeleine A. Kleiner	☐	☐	☐
1f. Michael W. Murphy	☐	☐	☐
1g. James M. Myers	☐	☐	☐
1h. Enrique Ramirez	☐	☐	☐
1i. Vivien M. Yeung	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of KPMG LLP as Independent Registered Public Accountants for FY2024.	☐	☐	☐
3. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
4. Shareholder Proposal Regarding Greenhouse Gas ("GHG") Emissions Disclosures.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2023 Annual Report on Form 10-K are available at www.proxyvote.com

JACK IN THE BOX INC.
Annual Meeting of Shareholders
March 1, 2024, 8:30 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Darin S. Harris and Sarah L. Super, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Jack in the Box Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2024 Annual Meeting of Shareholders of the company to be held March 1, 2024, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. UNINSTRUCTED SHARES WILL HAVE NO EFFECT.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Continued and to be signed on reverse side

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